EXHIBIT












                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                           Paradigm Technology, Inc.,

                                 NewLogic Corp.,

                  and Certain Securityholders of NewLogic Corp.

                                   dated as of

                                 April 22, 1996


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                                               TABLE OF CONTENTS

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
ARTICLE I                PURCHASE, SALE AND SURRENDER OF SECURITIES...........................................1
           1.1           Purchase, Sale and Surrender of Securities...........................................1
           1.2           The Agreement of Merger..............................................................1
           1.3           Purchase Price.......................................................................2
           1.4           Other NewLogic Securities............................................................3

ARTICLE II               POST-CLOSING CONSIDERATION...........................................................3
           2.1           Post-Closing Consideration...........................................................3
           2.2           Determination of Amount..............................................................3

ARTICLE III              REPRESENTATIONS AND WARRANTIES OF NEWLOGIC...........................................4
           3.1           Organization, Standing and Power.....................................................5
           3.2           Capital Structure....................................................................5
           3.3           Subsidiaries.........................................................................7
           3.4           Authority............................................................................7
           3.5           Financial Statements.................................................................8
           3.6           Payables; Receivables................................................................8
           3.7           Compliance with Laws.................................................................9
           3.8           No Defaults..........................................................................9
           3.9           Litigation......................................................................... 10
           3.10          Conduct in the Ordinary Course..................................................... 10
           3.11          Absence of Undisclosed Liabilities................................................. 12
           3.12          Documents and Information Supplied................................................. 12
           3.13          Certain Agreements................................................................. 12
           3.14          Plans.............................................................................. 12
           3.15          Major Contracts.................................................................... 13
           3.16          Taxes.............................................................................. 15
           3.17          Intellectual Property.............................................................. 16
           3.18          Service Provider Agreements........................................................ 19
           3.19          Restrictions on Business Activities................................................ 19
           3.20          Title to Properties; Absence of Liens and
                         Encumbrances; Condition of Equipment............................................... 19
           3.21          Environmental Matters.............................................................. 19
           3.22          Insurance.......................................................................... 20
           3.23          Labor Matters...................................................................... 20
           3.24          Personnel.......................................................................... 20
           3.25          Third-Party Consents............................................................... 21
           3.26          Related Party Transactions......................................................... 21
           3.27          Brokers or Finders; Professional Fees.............................................. 21
           3.28          Permit Application................................................................. 22

ARTICLE IV               REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDERS.................................. 22
           4.1           Authority.......................................................................... 22
           4.2           Title to Securities................................................................ 23
           4.3           Third-Party Consents............................................................... 23
           4.4           Brokers or Finders; Professional Fees.............................................. 23


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ARTICLE V                REPRESENTATIONS AND WARRANTIES OF PARADIGM......................................... 23
           5.1           Organization; Standing and Power................................................... 23
           5.2           Authority.......................................................................... 24
           5.3           Paradigm Financial Statements...................................................... 25
           5.4           Litigation......................................................................... 25
           5.5           Reports............................................................................ 25
           5.6           Compliance with Laws............................................................... 25
           5.7           Material Contracts................................................................. 26
           5.8           Taxes.............................................................................. 26
           5.9           Restrictions on Business Activities................................................ 26
           5.10          Governmental Authorizations and Licenses........................................... 26
           5.11          Environmental Matters.............................................................. 27
           5.12          Questionable Payments.............................................................. 27
           5.13          Brokers or Finders; Professional Fees.............................................. 27
           5.14          Permit Application................................................................. 28
           5.15          Section 368(a) Reorganization...................................................... 28

ARTICLE VI               COVENANTS OF NEWLOGIC.............................................................. 28
           6.1           Maintenance of Business............................................................ 28
           6.2           Conduct of Business................................................................ 28
           6.3           Necessary Consents................................................................. 29
           6.4           Access to Information.............................................................. 30
           6.5           Further Assurances................................................................. 30
           6.6           Exclusivity; Acquisition Proposals................................................. 30
           6.7           Breach of Representations, Warranties,
                         Agreements and Covenants........................................................... 31
           6.8           Legal Conditions to the Sale or Surrender
                         of the Securities.................................................................. 31
           6.9           Post-Closing Covenants............................................................. 32
           6.10          Public Announcements............................................................... 33

ARTICLE VII              COVENANTS OF PARADIGM.............................................................. 33
           7.1           Necessary Consents................................................................. 33
           7.2           Access to Information.............................................................. 33
           7.3           Further Assurances................................................................. 34
           7.4           Public Announcements............................................................... 34
           7.5           Breach of Representations, Warranties,
                         Agreements and Covenants........................................................... 34
           7.6           Legal Conditions to the Sale of the
                         Securities......................................................................... 34
           7.7           3(a)(10) Fairness Hearing.......................................................... 35
           7.8           Listing of Shares.................................................................. 35

ARTICLE VIII             COVENANTS OF SECURITYHOLDERS....................................................... 35
           8.1           Necessary Consents................................................................. 35
           8.2           Further Assurances................................................................. 35
           8.3           No Transfer........................................................................ 36
           8.4           Breach of Representations Warranties,
                         Agreements and Covenants........................................................... 36
           8.5           Limited Resales.................................................................... 36


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ARTICLE IX               CONDITIONS PRECEDENT TO OBLIGATIONS OF
                         PARADIGM........................................................................... 36
           9.1           Certificates for Securities........................................................ 36
           9.2           Representations and Warranties True................................................ 37
           9.3           Covenants Performed................................................................ 37
           9.4           Certificates....................................................................... 37
           9.5           Opinion of Counsel for NewLogic.................................................... 37
           9.6           No Violations; No Actions.......................................................... 37
           9.7           No Material Adverse Effect......................................................... 37
           9.8           Proceedings and Documents.......................................................... 37
           9.9           Schedules.......................................................................... 37
           9.10          Required Consents.................................................................. 38
           9.11          Accountants' Opinion............................................................... 38
           9.12          Employment, Noncompetition and Proprietary
                         Information Agreements............................................................. 38
           9.13          Tax Forms.......................................................................... 38
           9.14          Signature Pages.................................................................... 38
           9.15          Other Purchase Agreements.......................................................... 39
           9.16          Securities Laws.................................................................... 39

ARTICLE X                CONDITIONS PRECEDENT TO OBLIGATIONS OF
                         NEWLOGIC AND OF THE SECURITYHOLDERS................................................ 39
           10.1          Representations and Warranties True................................................ 39
           10.2          Covenants Performed................................................................ 39
           10.3          No Violations; No Actions.......................................................... 39
           10.4          Proceedings and Documents.......................................................... 40
           10.5          Required Consents.................................................................. 40
           10.6          Certificate........................................................................ 40
           10.7          Opinion of Counsel for Paradigm.................................................... 40
           10.8          Tax Opinion........................................................................ 40
           10.9          3(a)(10) Fairness Hearing.......................................................... 40
           10.10         Accountants' Opinion............................................................... 40

ARTICLE XI               CLOSING............................................................................ 41
           11.1          Time and Place..................................................................... 41
           11.2          Deliveries of NewLogic or the
                         Securityholders.................................................................... 41
                         (a)        Certificates and Instruments............................................ 41
                         (b)        Corporate Documents..................................................... 41
                         (c)        Certificates of Good Standing and
                                    Qualification........................................................... 41
                         (d)        Resolutions............................................................. 41
                         (e)        Books and Records....................................................... 41
                         (f)        Consents................................................................ 41
                         (g)        Opinion of Counsel...................................................... 41
                         (h)        NewLogic Certificate.................................................... 42
                         (i)        FIRPTA.................................................................. 42
                         (j)        Other Documents......................................................... 42
                         (k)        Option Exercise Price................................................... 42
           11.3          Deliveries of Paradigm............................................................. 42
                         (a)        Payment of the Consideration............................................ 42

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                         (b)        Resolutions............................................................. 42
                         (c)        Consents................................................................ 42
                         (d)        Opinion of Counsel...................................................... 42
                         (e)        Paradigm Certificate.................................................... 42
                         (f)        3(a)(10) Permit......................................................... 43
                         (g)        Other Documents......................................................... 43

ARTICLE XII              COVENANT OF SETTLEMENT AND GENERAL RELEASE......................................... 43
           12.1          Settlement and General Release of the
                         Paradigm Released Parties.......................................................... 43
           12.2          Settlement and General Release of the
                         Securityholders Released Parties................................................... 45

ARTICLE XIII             INDEMNIFICATION.................................................................... 46
           13.1          Survival of Representations, Warranties,
                         Covenants and Agreements........................................................... 46
           13.2          Indemnification.................................................................... 47
           13.3          Procedure for Indemnification with Respect
                         to Third-Party Claims.............................................................. 49
           13.4          Procedure For Indemnification with Respect
                         to Non-Third Party Claims.......................................................... 50

ARTICLE XIV              TERMINATION........................................................................ 51
           14.1          Termination........................................................................ 51
           14.2          Breakup Fee........................................................................ 53
           14.3          Bridge Loan........................................................................ 53

ARTICLE XV               MISCELLANEOUS PROVISIONS........................................................... 53
           15.1          Notice............................................................................. 53
           15.2          Entire Agreement................................................................... 54
           15.3          Binding Effect; Assignment......................................................... 54
           15.4          Expenses of Transaction............................................................ 54
           15.5          Waiver; Consent.................................................................... 54
           15.6          Third-Party Beneficiaries.......................................................... 55
           15.7          Counterparts....................................................................... 55
           15.8          Severability....................................................................... 55
           15.9          Governing Law...................................................................... 55
           15.10         Other Remedies..................................................................... 55
           15.11         Mutual Drafting.................................................................... 55
           15.12         Tax Matters........................................................................ 55
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                                                   Schedules

A                        Schedule of Securityholders
1.3(a)                   Payments to Securityholders
1.4                      Other NewLogic Securityholders
2.1                      Post Closing Consideration Table
2.2                      NewLogic Products
3.2                      NewLogic Stock Ledger
11.2(k)                  Option Exercise Payments

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                                                   Exhibits

1.2                      Agreement of Merger
1.3(b)                   Escrow Agreement
9.5                      Form of BP&H Opinion
9.12(a)                  Form of Employment Letter Agreement
9.12(b)                  Form of Non-Competition Agreement
9.12(c)                  Form of Proprietary Information Agreement
10.7                     Form of PM&S Opinion


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                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of this 22nd day of April, 1996, by and among PARADIGM TECHNOLOGY, INC., a Delaware corporation ("Paradigm"), NEWLOGIC CORP., a Delaware corporation ("NewLogic"), and the securityholders of NewLogic listed on Schedule A to this Agreement who have executed and delivered a signature page to this Agreement (collectively, the "Securityholders"),

                              W I T N E S S E T H:

         WHEREAS, Paradigm desires to acquire NewLogic in a transaction intended to qualify as a tax-free reorganization pursuant to section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which NewLogic will merge with and into Paradigm, and Paradigm will receive all of the capital stock of NewLogic, as the surviving entity of the Merger; and

         WHEREAS, in furtherance thereof, Paradigm will pay to each Securityholder shares of Common Stock of Paradigm for their securities or for the surrender of their securities and, as an inducement to certain Securityholders to enter into this Agreement, certain of these Securityholders shall be entitled to receive additional consideration after the Closing:

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                   PURCHASE, SALE AND SURRENDER OF SECURITIES

         1.1 Purchase, Sale and Surrender of Securities. Upon the terms and subject to the conditions of this Agreement, the Securityholders shall sell to Paradigm and Paradigm shall purchase from the Securityholders all of the shares of capital stock of NewLogic held by the Securityholders, and the Securityholders shall surrender all unexercised options and other rights to purchase such shares held by the Securityholders (collectively, the "Securities") at the Closing (as defined in Section 11.1 hereof).

         1.2 The Agreement of Merger. At the Closing, NewLogic shall be merged with and into Paradigm by a statutory merger (the "Merger") in accordance with the Delaware General Corporation Law ("Corporation Law") on the terms and subject to the conditions set forth herein and pursuant to an agreement of merger in the form attached hereto as Exhibit 1.2 (the "Agreement of Merger"). The Agreement of Merger will be executed and delivered by NewLogic and Paradigm prior to the Closing and will be filed with the Secretary of State of the State of Delaware at or simultaneous with the Closing in accordance with section 251

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of the  Corporation  Law. The Merger shall be effective (the  "Effective Time of
Merger") as of the time of the filing of the Agreement of Merger with the Delaware Secretary of State on the Closing Date, at which time NewLogic shall cease to exist, and Paradigm shall be the surviving entity. At the Effective Time of Merger, the Securities shall by virtue of the Merger and without any action on the part of the Securityholders, be converted into the number of shares of common stock of Paradigm as set forth in the Agreement of Merger.

         1.3 Purchase Price. As consideration for the Securities, Paradigm shall pay to the Securityholders an aggregate of 314,395 shares of the Common Stock of Paradigm (collectively, the "Stock Consideration") and an aggregate of $165,068.05 in cash (the "Cash Consideration"), together with the post-closing consideration in accordance with Article (collectively, the "Purchase Price"), as follows:

         (a) 176,307 shares of Common Stock of Paradigm, shall be distributed at the Closing to the Securityholders set forth on Schedule 1.3(a) and in the amounts set forth next to each Securityholder's name on such schedule;

         (b) 138,088 shares of Common Stock of Paradigm (the "Escrowed Shares"), shall be delivered irrevocably to a financial institution or other independent party to be mutually agreed upon by Paradigm and NewLogic prior to the Closing, as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement substantially in the form attached as Exhibit 1.3(b) hereto (the "Escrow Agreement"). The Escrowed Shares shall be issued in the record name of Hans Olsen, as trustee (the "Securityholders Trustee") of the voting trust created pursuant to an agreement by and among each of the Securityholders and the Trustee for the purpose of administering the rights of the Securityholders with respect to the Escrowed Shares (the "Voting Trust Agreement"). The Escrowed Shares will be held by the Escrow Agent for purposes of securing the indemnification obligations of the Securityholders as set forth in Article of this Agreement and in the Escrow Agreement. In accordance with the Escrow Agreement, 41,426 shares of Common Stock of Paradigm (together with any dividends or distributions paid thereon), net of any offsets made in satisfaction of such indemnification obligations ("Offsets"), shall be released by the Escrow Agent to the Securityholders Trustee on the first anniversary of the Closing, and thirty-five percent (35%) of the Stock Consideration, or 96,662 shares of Common Stock of Paradigm (together with any dividends or distributions paid thereon), net of any Offsets, shall be released by the Escrow Agent to the Securityholders Trustee on the second anniversary of the Closing.

         (c) The Cash Consideration shall be paid to the Securityholders set forth on Schedule 1.3(a), or to NewLogic on behalf of such Securityholders, and in the amounts set forth next to

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each such Securityholder's name on such schedule, by check or wire transfer.

         1.4 Other NewLogic Securities. Schedule 1.4 attached hereto sets forth the name and number of NewLogic shares of capital stock and options or other rights to acquire such capital stock held by each person other than the Securityholders. On or before the Closing Date, Paradigm shall purchase and acquire from each securityholder named on Schedule 1.4 all of the NewLogic securities held by such Securityholders, for consideration consisting entirely of cash, pursuant to one or more purchase agreements separate from this Agreement.




                                   ARTICLE II

                           POST-CLOSING CONSIDERATION

         2.1 Post-Closing Consideration. Subsequent to the Closing, in accordance with Section 2.2 below, all of the Securityholders set forth in the attached Schedule 2.1 shall be entitled to receive additional cash consideration as set forth in Section 2.2 of this Agreement (the "Gross Margin Payments").

         2.2  Determination of Amount.

         (a) Each such Securityholder set forth in Schedule 2.1 then employed by Paradigm (or otherwise providing services to Paradigm substantially equivalent to those provided immediately prior to the termination of such employment) at the time of the distribution shall be entitled to cash consideration, if any, equal to the product of (i) twelve and one-half percent (12.5%) of the NewLogic Product Gross Margin generated from and after the Closing until December 31, 1997, times (ii) the percentage set forth next to such Securityholder's name on such Schedule 2.1 (the "Percentage Interest").

         (b) Each such Securityholder set forth in Schedule 2.1 then employed by Paradigm (or otherwise providing services to Paradigm substantially equivalent to those provided immediately prior to the termination of such employment) at the time of the distribution shall be entitled to cash consideration, if any, equal to the product of (i) five percent (5%) of the NewLogic Product Gross Margin generated from and after January 1, 1998 until June 30, 1998, times (ii) such Securityholder's Percentage Interest.

         (c) In the event that a Securityholder set forth on Schedule 2.1 for any reason is not employed by Paradigm (or otherwise providing services to Paradigm substantially equivalent to those provided immediately prior to the termination of such employment) at the time of any Gross Margin Payments, such Securityholder's Gross Margin Payment shall be allocated and distributed among the remaining eligible Securityholders pro rata based on their Percentage Interest in such amount (after

                                       -3-


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reallocating  pro  rata  among  them the  Percentage  Interest  of the  departed
Securityholder).

         (d) "NewLogic Product Gross Margin" shall be defined as the gross margin generated from the sale of NewLogic (or any legal successor in interest to NewLogic) Products (defined below) as determined by Paradigm applying the criteria used by Paradigm with respect to the sale of Paradigm products. The NewLogic products subject to this Section 2.2 (the "Products") shall be as set forth in the attached Schedule 2.2 Paradigm shall act in good faith in determining the NewLogic Product Gross Margin on any sales of Products and in developing and marketing the sale of the Products during the periods described in Sections 2.2(a) and 2.2(b) above. Subject to Subsection 2.2(f) below, Gross Margin Payments due under this Section 2.2 shall be paid to eligible Securityholders, when earned, in quarterly payments on each of April 15, July 15, October 15 and January 15.

         (e) The Securityholders holding a majority in interest of the Stock Consideration or their duly authorized agents shall have the right, (i) during normal business hours and following reasonable prior written notice to Paradigm, to conduct audits with respect to the applicable books and records in the possession or under the control of Paradigm reasonably relating to the Products for the purpose of verifying Paradigm's determination of the NewLogic Product Gross Margin, and (ii) to modify the allocation of the Percentage Interests set forth on Schedule 2.1 among eligible Securityholders or third parties, upon prior written notice to Paradigm.

         (f) The parties hereto acknowledge that NewLogic has on the date hereof an uncollected, unearned milestone payment receivable in the amount of $600,000 relating to its research and development contract with Winbond Electronics Corp. dated January 1, 1996 (the "R&D Milestone Payment"). Notwithstanding the provisions of this Section 2.2, from and after the Closing date, no Gross Margin Payments shall be distributed to eligible Securityholders except to the extent such Gross Margin Payments in the aggregate exceed the then-current balance of the R&D Milestone Payment. In the event, following the full offset of Gross Margin Payments against the R&D Milestone Payment as set forth above, any portion of the R&D Milestone Payment is collected by Paradigm, such amount shall be promptly distributed to the eligible Securityholders pursuant to their Percentage Interests.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF NEWLOGIC

         Except as specifically set forth in the NewLogic disclosure schedule certified by the President and Chief Executive Officer of NewLogic and delivered by NewLogic to Paradigm prior to the

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execution of this  Agreement  (the  "NewLogic  Disclosure  Schedule"),  NewLogic
represents and warrants to Paradigm that the representations and warranties set forth in this Article are true and correct as of the date hereof. All disclosures set forth in such NewLogic Disclosure Schedule shall be deemed representations and warranties of NewLogic. As used in this Agreement, (a) "Business Condition" with respect to NewLogic shall refer to NewLogic's financial condition, business, prospects, results of operations and assets as presently conducted or as proposed to be conducted; (b) a disclosure or result will be deemed "material and adverse" if it gives or could give rise to a substantial diminution in the economic value of NewLogic as presently conducted or as proposed to be conducted; and (c) "to the knowledge of NewLogic" and like phrases shall, unless otherwise qualified, refer to the knowledge of NewLogic's executive officers and directors following reasonable inquiry.

         3.1 Organization, Standing and Power. NewLogic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. NewLogic is qualified to do business as a foreign corporation in the states of Washington and California, and is not required to qualify as a foreign corporation in any other jurisdiction except where the failure to so qualify would not have a material adverse effect on the Business Condition of NewLogic. NewLogic has delivered or made available to Paradigm complete and correct copies of its (a) Certificate of Incorporation and Bylaws, (b) minutes of all of directors' and stockholders' meetings, which are complete and accurate as of the date hereof, (c) stock certificate books and all other records of NewLogic, which collectively correctly set forth the record ownership of all outstanding shares of capital stock and all rights to purchase capital stock of NewLogic and
(d) form of stock certificates, option agreements and rights to purchase shares of capital stock of NewLogic.

         3.2  Capital Structure.

         (a) The authorized capital stock of NewLogic consists of 10,765,000 shares of Common Stock, $0.01 par value per share, and 4,235,000 shares of Preferred Stock, $0.01 par value per share, of which 60,000 authorized shares are designated Series A Preferred Stock, 3,750,000 authorized shares are designated Series B-1 Preferred Stock and 425,000 authorized shares are designated Series B-2 Preferred Stock. As of the date of this Agreement, there were issued and outstanding: 2,375,380 shares of NewLogic common stock ("NewLogic Common Stock"); no shares of NewLogic Series A Preferred Stock; 1,825,000 shares of NewLogic Series B-1 Preferred Stock convertible into shares of Common Stock at the rate of one (1) share of NewLogic Common Stock for each share of NewLogic Series B-1 Preferred Stock; and no shares

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of NewLogic Series B-2 Preferred Stock. As of the date of this Agreement,  there were an aggregate of (i) 4,235,000 shares of NewLogic Common Stock reserved for issuance upon conversion of the NewLogic Preferred Stock, and (ii) 826,780 shares of Common Stock reserved for issuance upon the exercise of outstanding NewLogic options to acquire NewLogic Common Stock (the "NewLogic Options"). There are currently outstanding options to purchase 826,780 shares of NewLogic Common Stock and 973,220 shares of NewLogic Common Stock available for grant under options. There are no outstanding shares of NewLogic capital stock or any other right to receive or purchase equity securities of NewLogic (collectively, "NewLogic capital stock"), other than shares of NewLogic Common Stock and NewLogic Series B-1 Preferred Stock and the NewLogic Options.

         (b) All outstanding shares of NewLogic capital stock are, and any shares of NewLogic capital stock issued upon exercise of any NewLogic Option (subject to receipt of the exercise price as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, NewLogic's Certificate of Incorporation or Bylaws or any agreement to which NewLogic is a party or by which NewLogic may be bound. All outstanding NewLogic securities have been issued in compliance with applicable federal and, to the Company's knowledge, based on written information provided by the Securityholders, state securities laws. Other than as described herein, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which NewLogic is a party or by which NewLogic may be bound that do or may legally obligate NewLogic to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of NewLogic capital stock or that do or may legally obligate NewLogic to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

         (c) Schedule 3.2 contains a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding NewLogic Common Stock, NewLogic Series B-1 Preferred Stock and NewLogic Options. Schedule 3.2 is complete and accurate on the date hereof, and an updated Schedule 3.2 to be attached hereto will be complete and accurate as of the Closing Date.

         (d) All NewLogic Options have been issued in accordance with NewLogic's stock equity plans and, to the Company's knowledge, based on written information provided by the Securityholders, all state securities laws. The NewLogic stock equity plans and all amendments thereto have been approved by all requisite
NewLogic securityholder action. NewLogic does not have in effect any stock appreciation rights plan and no stock appreciation rights are currently outstanding.

         (e) Except as set forth in NewLogic's Certificate of Incorporation and except for any restrictions imposed by appli-cable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of NewLogic Common Stock.

         (f) NewLogic is not a party or subject to any agreement or understanding, and, to the best of NewLogic's knowledge, there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of NewLogic.

         3.3 Subsidiaries. NewLogic does not own or control, directly or indirectly, any corporation, partnership, business, trust or other entity.

         3.4  Authority.

         (a) NewLogic has all requisite corporate power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by NewLogic of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of NewLogic, including approval by its Board of Directors. No NewLogic shareholder vote is required in connection with the transactions set forth in this Agreement. This Agreement is a legal, valid and binding obligation of NewLogic enforceable against NewLogic in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) Subject to satisfaction of the conditions set forth in this Agreement, to NewLogic's knowledge, the execution, delivery and performance of this Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to NewLogic or its properties or assets, or conflict with or result in any conflict with, breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of NewLogic pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of NewLogic or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which NewLogic is a party or by which NewLogic or any of its properties or assets may be bound or affected except such violations that would not have a material and adverse effect on the Business Condition of NewLogic.

         (c) No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect to NewLogic in connection with the execution, delivery and performance of this Agreement by NewLogic or the consummation by NewLogic of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings (i) as may be required under state securities or Blue Sky laws in connection with the transactions set forth herein and (ii) the failure of which to obtain would not have a material and adverse effect on the Business Condition of NewLogic.

         3.5 Financial Statements. NewLogic has furnished to Paradigm a complete and accurate copy of its audited balance sheet as of June 30, 1995 and its audited statements of operations, changes in stockholders' equity (deficit) and cash flow for the period ended June 30, 1995 (collectively, the "NewLogic
Audited Financial Statements"). The NewLogic Audited Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of NewLogic as and at the dates thereof and NewLogic's results of operations and cash flows for the periods then ended. NewLogic has furnished to Paradigm a complete and accurate copy of its unaudited balance sheet as of March 31, 1996 and its unaudited statement of operations and cash flow for the nine (9) months ended March 31, 1996 (collectively, the "NewLogic Unaudited Financial Statements," collectively with the NewLogic Audited Financial Statements, the "NewLogic Financial Statements"). The NewLogic Unaudited Financial Statements have been prepared in accordance with GAAP consistently applied, subject to normal year-end adjustments and except for the absence of footnotes, and fairly present the financial position of NewLogic as and at the date thereof and NewLogic's results of operations and cash flows for the period then ended.

         3.6  Payables; Receivables.

         (a) The NewLogic Disclosure Schedule sets forth a listing of accounts payable and accounts receivable of NewLogic in the aggregate and by creditor as of March 31, 1996.

         (b) NewLogic's revenue recognition policies with respect to the NewLogic Financial Statements have been made in accordance with GAAP. NewLogic maintains a standard system of accounting in accordance with GAAP. All of NewLogic's general ledgers, books and records are located at NewLogic's principal place of business. NewLogic does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of NewLogic. NewLogic's financial reserves are adequate to cover claims already incurred.

         3.7 Compliance with Laws. To NewLogic's knowledge, NewLogic is in compliance and has conducted its business and operations so as to comply with all laws, ordinances, rules and regulations, judgments, decrees or orders of any Governmental Entity, except to the extent that failure to comply would not have a material and adverse effect on NewLogic's Business Condition. To NewLogic's knowledge, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against NewLogic or against any of its properties or businesses, and, to NewLogic's knowledge, none are pending or threatened, which individually or in the aggregate would have a material and adverse effect on the Business Condition of NewLogic. NewLogic has not during the past eighteen (18) months received any governmental notice from any Governmental Entity for any violation of United States laws or regulations. NewLogic has all permits, licenses, orders, authorizations, registrations, concessions, certificates, approvals and other instruments of any Governmental Entity (the "Government Licenses") (each of which is in full force and effect) necessary for the conduct of its business which other than those the lack of which would individually or in the aggregate have a material and adverse effect on the Business Condition of NewLogic. NewLogic is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such Government Licenses except where the failure to so comply would not have a material and adverse effect on the Business Condition of NewLogic. NewLogic has made all filings and registrations and the like necessary or required by law to conduct its business except where its failure to do so would not have a material and adverse effect on NewLogic's Business Condition. To NewLogic's knowledge, there is not now pending, nor is there threatened, any action, suit, investigation or proceeding against NewLogic before any Governmental Entity with respect to the Government Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by NewLogic of the terms of any Government License or any rule or regulation applicable thereto other than those that would not have a material adverse effect on the Business Condition of NewLogic.

         3.8 No Defaults. NewLogic is not, and it has not received notice that it is or would be with the passage of time (x) in violation of any provision of its Certificate of Incorporation or Bylaws or (y) to NewLogic's knowledge, in default or viola-tion of (a) any term, condition or provision of any judgment, decree, order, injunction or stipulation applicable to NewLogic, or (b) any term or condition of any agreement, note, mortgage, indenture, law, statute, rule, regulation, contract, lease, instrument, permit, concession, franchise or license to which NewLogic is a party or by which NewLogic or its properties or assets may be bound, except for defaults or violations that would not have a material and adverse effect on the Business Condition of NewLogic.

         3.9 Litigation. To NewLogic's knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending or threatened against NewLogic or any of its officers or directors which, if determined adversely to NewLogic or such officers or directors, would have an adverse effect on NewLogic's Business Condition. There is no action, suit, proceeding or investigation by NewLogic currently pending or which it intends to initiate. NewLogic has delivered or made available to Paradigm correct and complete copies of all correspondence prepared by its counsel for NewLogic's independent public accountants in connection with the last completed audit of NewLogic's financial statements and any such correspondence since the date of the last such audit.

         3.10 Conduct in the Ordinary Course. Since March 31, 1996, NewLogic has conducted its business in the ordinary course and there has not occurred:

         (a) Any material and adverse change in the Business Condition of NewLogic from that reflected in the Financial Statements other than changes in the ordinary course of business;

         (b) Any amendments or changes in the Certificate of Incorporation or Bylaws of NewLogic;

         (c) Any material damage, destruction or loss, whether covered by insurance or not, affecting the Business Condition of NewLogic;

         (d) Any issuance, redemption, repurchase or other acquisition of shares of capital stock of NewLogic (other than issuances pursuant to exercise of NewLogic Options, repurchases of NewLogic Common Stock at cost in the ordinary course under the terms of preexisting agreements), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to NewLogic capital stock;

         (e) Other than compensation increases not exceeding five percent (5%) in any individual case and annual bonuses not exceeding fifteen percent (15%) in any individual case, any increase in or modification of the compensation or benefits payable or to become payable by NewLogic to any of its service providers or changes pursuant to employment agreements currently in effect;

         (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its service providers;

         (g) Any (i) sale of the property or assets of NewLogic individually in excess of $10,000 or in the aggregate in excess of $25,000, other than inventory sales in the ordinary course of business consistent with past practice or (ii) mortgage, pledge, transfer of a security interest in, or lien created by it, or other encumbrance with respect to any of its material properties or assets, except liens arising under existing lease financing arrangements, liens arising in the ordinary course of NewLogic's business and liens for taxes not yet due or payable, in each case or in the aggregate, which are not material to the Company;

         (h) Any (i) incurrence, assumption or guarantee by NewLogic of any debt for borrowed money other than trade indebtedness incurred in the ordinary course of business consistent with past practice; (ii) waiver or compromise by it of a valuable right or of a debt owed to it except that which is not material to its Business Condition, (iii) satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by it, except that which is not material to its Business Condition; (iv) issuance or sale of any securities convertible into or exchangeable for debt securities of NewLogic; or (v) issuance or sale of options or other rights to acquire from NewLogic, directly or indirectly, debt securities of NewLogic or any securities convertible into or exchangeable for any such debt securities;

         (i) Any making of any loan, advance or capital contribution to, or investment in, any person other than advances made in the ordinary course of business of NewLogic;

         (j) Any entry into, amendment of, relinquishment, termination or nonrenewal by NewLogic of any contract, lease, commitment or other right or obligation other than in the ordinary course of business consistent with past practice;

         (k) Any transfer or grant of a right under the NewLogic Intellectual Property Rights (as defined in Section 3.17) other than those transferred or granted in the ordinary course of business;

         (l) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of NewLogic;

         (m) Any resignation or termination of employment of any of its key employees; and NewLogic, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such employee; or

         (n) Any agreement or arrangement made by NewLogic to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3.10 untrue or incorrect in any material respect as of the date when made.

         3.11 Absence of Undisclosed Liabilities. Except as disclosed or reflected in the NewLogic March 31, 1996 balance sheet and except for liabilities and obligations arising after March 31, 1996 in the ordinary course of business which are not material, NewLogic has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character which, under GAAP, should be accrued, shown, disclosed, reserved or indicated in an audited balance sheet of NewLogic (including the footnotes thereto).

         3.12 Documents and Information Supplied. To NewLogic's knowledge, the copies of all instruments, agreements, other documents and information delivered by NewLogic and its professional advisors to Paradigm or its counsel and accountants are and will be true, accurate and complete in all material respects as of the date of delivery thereof.

         3.13 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any service provider of NewLogic under any Plan (as defined in Section 3.14 below) or otherwise, (b) materially increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any material benefits.

         3.14 Plans. All plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) maintained by or on behalf of NewLogic that provide deferred or incentive compensation, stock options or other stock purchase rights, severance or termination pay, medical, dental, life, disability or accident benefits (whether or not insured), profit sharing or retirement benefits to, or for the benefit of, any active, former or retired service provider of NewLogic or their spouses or dependents and all collective bargaining agreements covering such service providers are listed in the NewLogic Disclosure Schedule (collectively, the "Plans"). NewLogic has furnished or made available to Paradigm copies of the Plans and related Plan documents. All applicable governmental filings and reports required with respect to such Plans have been correctly prepared and timely filed with the appropriate agencies. No

Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 412 of the Code. Each Plan has been maintained and administered in all respects in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations, which are applicable to such Plan, except to the extent noncompliance would not have a material adverse effect on the operation of such Plan. To the knowledge of NewLogic, no suit, administrative proceeding, action or other litigation has been brought, or is threatened, against or with respect to any such Plan. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of NewLogic to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) other than with respect to NewLogic Options, accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

         3.15 Major Contracts. Except as set forth in the NewLogic Disclosure Schedule, NewLogic is not a party to or subject to:

         (a) Any union contract or any employment or consulting contract or arrangement, written or oral, with any director, officer or affiliate, other than indemnification agreements, stock option or stock purchase agreements or proprietary information agreements;

         (b) Any OEM agreement, distribution agreement, volume purchase agreement or other similar agreement, or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons or provides for payments of more than $25,000 per annum;

         (c) Any lease for personal property involving payments of more than $10,000 per annum, or any lease for real property;

         (d) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

         (e) Any license agreement, either as licensor or licensee other than license agreements entered into in the ordinary course of business;

         (f) Any contract containing covenants purporting to materially limit the freedom of NewLogic to compete in any line of business in any geographic area;

         (g) Any agreement of indemnification, except indemnification provided in the ordinary course of business or for officers and directors pursuant to state law;

         (h)  Any  agreement,   contract  or  commitment   relating  to  capital
expenditures in excess of $25,000;

         (i) Any agreement, contract or commitment relating to the disposition or acquisition by NewLogic of any assets in excess of $25,000 or any NewLogic Intellectual Property Rights (as defined herein);

         (j) Any agreement providing for minimum payment or resale obligations, ongoing support or research and development obligations, or warranty obligations on the part of NewLogic, except arrangements entered into in the ordinary course of business or arrangements involving payments of less than $25,000 per annum;

         (k) Any agreement for the provision of products or services to any Governmental Entity, except customer agreements entered into in the ordinary course of business or arrangements involving payments of less than $25,000 per annum;

         (l) Any agreement requiring a commitment of NewLogic resources or personnel to market, distribute or license third-party products or technology, whether on a best-efforts basis or otherwise or arrangements involving payments of less than $25,000 per annum; or

         (m) Any other agreement, contract, letter of intent, memorandum of understanding or commitment which is material to NewLogic.

         Each material agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment to which NewLogic is a party or by which it is bound (i) is valid and binding on NewLogic in all material respects, (ii) to the knowledge of NewLogic is in full force and effect, (iii) has not been materially breached by NewLogic or, to the best knowledge of NewLogic, any other party thereto, and (iv) contains no material liquidated damages, penalty or similar provision. NewLogic has not been notified that any party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend in any material respect such contract, agreement or instrument. NewLogic has performed all obligations required to be performed by it on or prior to the date hereof under each contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement or any exhibit hereto, and is not actually aware of any facts from which it should reasonably conclude that it will not be able to perform all obligations required to be performed by it subsequent to the date hereof under each such agreement, other than failures to perform that would not have a material and adverse effect on the Business Condition of NewLogic.

         3.16 Taxes. All Tax returns, statements, reports and forms (including without limitation estimated Tax returns and reports and information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of NewLogic (collectively, the "NewLogic Returns"), have been or will be completed and filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Closing have been or will be paid on or before such date. The NewLogic Unaudited Financial Statements (a) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through March 31, 1996, and (b) properly accrue in accordance with GAAP all liabilities for Taxes payable after March 31, 1996 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the NewLogic Financial Statements relating to Tax matters is true, complete and accurate in all material respects. To NewLogic's knowledge, no material Tax liability since March 31, 1996 has been incurred other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP. NewLogic has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. NewLogic has not granted any extension or waiver of the limitation period applicable to any NewLogic Returns. To NewLogic's knowledge, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to NewLogic in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by NewLogic, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that would, if determined adversely to NewLogic, adversely affect the liability of NewLogic for Taxes. NewLogic is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the transactions set forth herein will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither NewLogic nor any person on behalf of NewLogic has entered into or will enter into any agreement or consent pursuant to section 341(f) of the Code. NewLogic is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. NewLogic is not currently and never has been subject to the reporting requirements of section 6038A of the Code. There is no agreement, contract or arrangement to which NewLogic is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of sections 280G (as determined without regard to section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. NewLogic is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement which includes a party other than NewLogic nor does NewLogic owe any amount under any such Agreement. NewLogic has previously provided or made available to Paradigm true and correct copies of all NewLogic Returns. Except as may be required as a result of the consummation of the transactions set forth herein, NewLogic has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof). For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (c) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         3.17  Intellectual Property.

         (a) To NewLogic's knowledge, without inquiry, NewLogic owns or is licensed or is otherwise entitled to exercise, without restriction, all rights to all patents, trademarks, trade names, service marks, copyrights, mask works, trade secrets and other intellectual property rights, and any applications or registrations therefor, and all inventions, mask work layouts, net lists, schematics, technical drawings, technology, know-how, processes, formulas, algorithms, computer software programs, documentation, and all other tangible and intangible information or material in any form, used or currently proposed to be used in the business of NewLogic as currently conducted or as proposed to be conducted, without any conflict with or infringement of the rights of others.

         (b) The Intellectual Property Disclosure Schedule lists: (i) all copyrights, patents, patent applications, trademarks, service marks and trade names owned by or exclusively licensed to NewLogic ("NewLogic Intellectual Property Rights"); (ii) the jurisdiction(s) in which an application for patent or application for registration of each such NewLogic Intellectual Property Right has been made, including the respective application numbers and dates;
(iii) the jurisdiction(s) in which each such NewLogic Intellectual Property Right has been patented or registered, including the respective patent or registration numbers and dates; (iv) all licenses, sublicenses and other agreements to which NewLogic is a party and pursuant to which any other party is authorized to use, exercise, or receive any benefit from any NewLogic Intellectual Property Right; and (v) all parties to whom NewLogic has delivered copies of NewLogic's source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code. NewLogic has delivered or made available to Paradigm copies of all licenses, sublicenses, and other agreements identified pursuant to clause (iv) above.

         (c) To NewLogic's knowledge, without inquiry, NewLogic is the owner or exclusive licensee of, with all right, title and interest in and to (free and clear of any liens, encumbrances or security interests), the NewLogic Intellectual Property Rights and has the rights to use, sell, license, assign, transfer, convey or dispose thereof or the products, processes and materials covered thereby. NewLogic has taken all commercially reasonable steps, including without limitation the filing and prosecution of patent, copyright, and trademark applications to perfect and protect its interest in the NewLogic Intellectual Property Rights in all countries in which NewLogic does business; and NewLogic has the exclusive right to file, prosecute, and maintain such applications and the patents and registrations that issue therefrom.

         (d) To NewLogic's knowledge, all patents and registered trademarks, service marks and trade names and registered copyrights held by NewLogic are valid and enforceable. To NewLogic's knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the NewLogic Intellectual Property Rights by any third party, including, without limitation, any service provider of NewLogic.

         (e) NewLogic has not brought any actions or lawsuits alleging (i) infringement of any NewLogic Intellectual Property Rights or (ii) breach of any license, sublicense or other agreement authorizing another party to use the NewLogic Intellectual Property Rights. No person has asserted or, to NewLogic's knowledge, threatened to assert any claims with respect to the NewLogic
Intellectual Property Rights (i) contesting the right of NewLogic to use, exercise, sell, license, transfer or dispose of any NewLogic Intellectual Property Rights or any products, processes or materials covered thereby or (ii) challenging the ownership, validity or enforceability of any of the NewLogic Intellectual Property Rights. No NewLogic Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer or conveyance thereof by NewLogic.

         (f) The Intellectual Property Disclosure Schedule separately lists: (i) all copyrights, patents, patent applications, trademarks, service marks, trade names, and other company, product or service identifiers licensed to NewLogic ("In- licensed Intellectual Property Rights"); (ii) all licenses, sublicenses and other agreements to which NewLogic is a party and pursuant to which NewLogic is authorized to use, exercise, or receive any benefit from any In-Licensed Intellectual Property Right. NewLogic has delivered or made available to Paradigm copies of all licenses, sublicenses, and other agreements identified pursuant to clause (ii) above. NewLogic is in compliance with all material terms and conditions of all such licenses, sublicenses, and other agreements. NewLogic has no knowledge of any assertion, claim or threatened claim that NewLogic has breached any terms or conditions of such licenses, sublicenses, or other agreements. To the knowledge of NewLogic, no In-Licensed Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the use or licensing thereof by NewLogic.

         (g) NewLogic is not, nor will be as a result of the execution and delivery of this Agreement or the performance of NewLogic's obligations hereunder, in violation of, or lose or in any way impair any material rights pursuant to any license, sublicense or agreement described in the Intellectual Property Disclosure Schedule.

         (h) NewLogic knows of no claims to the effect that the manufacture, marketing, license, sale or use of any product or service as now used or offered or proposed for use or sale by NewLogic infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party. NewLogic has not entered into any agreement to indemnify any other person against any charge of infringement of any third party intellectual property right, NewLogic Intellectual Property Right or In-Licensed Intellectual Property Right.

         (i) NewLogic has taken all commercially reasonable steps to protect and preserve the confidentiality of all inventions, algorithms, formulas, schematics, technical drawings, ideas, know-how, processes not otherwise protected by patents or patent applications, source code, program listings, and trade secrets ("Confidential Information"), including without limitation the marking of such Confidential Information with appropriate "Proprietary" or "Confidential" legends, the establishment of policies for the handling, disclosure, and use of Confidential Information, and the acquisition of valid written nondisclosure agreements from any party receiving Confidential Information. All Confidential Information is presently and as of the Closing will be located at NewLogic's address as set forth in this Agreement. No person other than NewLogic has used, divulged or appropriated Confidential Information except for the benefit of NewLogic. No person has used, divulged or appropriated Confidential Information to the detriment of NewLogic other than pursuant to the terms of written agreements between NewLogic and such other persons. NewLogic has delivered or made available to Paradigm copies of all nondisclosure agreements or other agreements relating to the handling, disclosure, and use of Confidential Information.

         3.18 Service Provider Agreements. To NewLogic's knowledge, no service provider of NewLogic currently is in violation of any material term of any employment agreement (whether written or verbal), patent or trademark disclosure agreement or any other contract or agreement relating to the relationship of any such service provider with NewLogic. Each employee or consultant-inventor has executed a written agreement validly assigning his or her rights to NewLogic on all inventions, pending patent applications, all patents issued, and all other intellectual property rights developed by such service provider while working for NewLogic. NewLogic does not believe that it is or will be necessary for NewLogic to utilize any inventions of any of its service providers (or people it currently intends to hire) made prior to their employment by or relationship with NewLogic.

         3.19 Restrictions on Business Activities. To NewLogic's knowledge, there is no agreement, judgment, injunction, order or decree binding upon NewLogic or which has or could reasonably be expected to have the effect of prohibiting or significantly impairing any material business practice of NewLogic, any material acquisition of property by NewLogic, or the continuation in all material respects of the business of NewLogic as currently conducted or as currently proposed to be conducted.

         3.20 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

         (a)  NewLogic does not own any real property.

         (b) All of the existing NewLogic real property leases have been previously delivered or made available to Paradigm. The NewLogic Disclosure Schedule sets forth a complete and accurate list of all real property leased by NewLogic.

         (c) NewLogic has valid leasehold interests in all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except as reflected in the NewLogic Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not and are not reasonably likely to materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

         3.21 Environmental Matters. To NewLogic's knowledge, NewLogic is in substantial compliance with all applicable federal, state or local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or waste, except to the extent noncompliance with such laws has not had and would not reasonably be expected to have a material and adverse effect on the Business Condition of NewLogic.

         3.22 Insurance. The NewLogic Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of NewLogic, and the amounts of coverage under each such policy and bond of NewLogic. NewLogic has not been refused any requested coverage and no material claim made by NewLogic has been denied by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and NewLogic is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage) except where the failure to be in compliance would not have a material and adverse effect on the Business Condition of NewLogic. NewLogic does not know of any threatened termination of, the invalidation of any coverage of or material premium increase with respect to, any of such material policies.

         3.23 Labor Matters. To NewLogic's knowledge, NewLogic is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and NewLogic is not engaged in any unfair labor practice. NewLogic has not received any notice from any Governmental Entity and, to NewLogic's knowledge, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which NewLogic is a party and, to NewLogic's knowledge, there is neither pending nor threatened any investigation or hearing concerning NewLogic arising out of or based upon any such laws, regulations or practices.

         3.24  Personnel.

         (a) NewLogic has supplementally provided to Paradigm a list identifying all current directors, officers, employees, independent contractors and consultants of NewLogic, setting forth the job title of, and salary (including bonuses and commissions) payable to each such person. The employment of each of NewLogic's employees is "at will" employment. NewLogic does not have any contractual obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any NewLogic employees under any NewLogic agreement, plan or program as a result of the transactions set forth in this Agreement. NewLogic has not entered into any consulting agreements with any service provider who owes services to or are owed compensation by NewLogic for services provided in excess of $10,000.

         (b) NewLogic has no outstanding obligation (whether contractual, statutory, at law or in equity) to pay to its former employee Peter MacCormick any compensation, severance or other benefits or other payments, or to issue Mr. MacCormick any shares of capital stock of or other equity interest in NewLogic, and NewLogic has incurred no other liability to Mr. MacCormick, other than an obligation to sell to Mr. MacCormick, upon the timely and valid exercise of his purchase right, up to 24,000 shares of NewLogic Common Stock, which the parties acknowledge and agree possess a maximum aggregate monetary value of $15,609. Mr. MacCormick on the date hereof has no right, title or interest in or to (i) any of NewLogic's products, patents, trademarks, trade names, service marks, copyrights, mask works, trade secrets or other intellectual property rights, or any applications or registrations therefor, or (ii) any inventions, mask work layouts, schematics, technical drawings, technology, processes, formulas, algorithms, computer software programs, documentation or other tangible or intangible information or material in any form, used or proposed to be used in the business of NewLogic as currently conducted or as proposed to be conducted, that were created or developed by Mr. MacCormick, in whole or in part, during the period he was employed by or provided services to NewLogic. The parties agree that any liability of Paradigm to Mr. MacCormick arising from the breach of this Section 3.24(b) shall be a 13.2(a) Indemnifiable Claim (defined in Section 13.2(a) below).

         3.25 Third-Party Consents. To NewLogic's knowledge, no consent or approval is needed from any third party in order to effect the sale or surrender of the Securities or any of the other transactions contemplated hereby.

         3.26 Related Party Transactions. No employee, officer or director of NewLogic or member of his or her immediate family is indebted to NewLogic, nor is NewLogic indebted (or committed to make loans or extend or guarantee credit) to any of them. To NewLogic's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which NewLogic is affiliated or with which NewLogic has a business relationship, or any firm or corporation that competes with NewLogic, except that the employees, officers or directors of NewLogic and members of their immediate families may own stock in publicly traded companies that may compete with NewLogic. No member of the immediate family of any officer or director of NewLogic is directly interested in any material contract with NewLogic.

         3.27 Brokers or Finders; Professional Fees. No agent, broker, investment banker or other firm or person is, or will be, pursuant to any agreement made or entered into by NewLogic, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         3.28 Permit Application. The information supplied by NewLogic on its behalf and on behalf of the Securityholders for inclusion in the application for issuance of a permit pursuant to section 25121 of the California Corporations Code pursuant to which the Stock Consideration will be qualified shall not at the time the fairness hearing is held pursuant to section 25142 of the California Corporations Code and the time the qualification of such securities is effective under section 25122 of the California Corporations Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDERS

         Each Securityholder represents and warrants to Paradigm that the representations and warranties set forth in this Article are true and correct as of the date hereof. The representations and warranties of each Securityholder are made by and on behalf of that Securityholder alone, and are not made by or on behalf of any other Securityholder.

         4.1  Authority.

         (a) Such Securityholder has all requisite power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder, including the surrender of any NewLogic Options to be surrendered by such Securityholder, and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) Subject to satisfaction of the conditions set forth in this Agreement, to such Securityholder's knowledge, the execution and delivery of this Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to such Securityholder or any material agreement affecting such Securityholder or the Securities held by such Securityholder.

         (c) No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any Governmental Entity is required by or with respect to such Securityholder in connection with the execution, delivery and performance of this Agreement by such Securityholder or the consummation by such Securityholder of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the transactions set forth herein.

         4.2 Title to Securities. Good and marketable and unencumbered title to all of the Securities held by such Securityholder shall pass to Paradigm upon consummation of the transactions set forth in this Agreement.

         4.3 Third-Party Consents. Except as contemplated by Section 4.1(c), no consent or approval is needed from any third party in order to effect the sale or surrender of the Securities held by such Securityholder.

         4.4 Brokers or Finders; Professional Fees. No agent, broker, investment banker, or other firm or person is, or will be, pursuant to any agreement made or entered into by a Securityholder, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PARADIGM

         Except as described in the Paradigm disclosure schedule certified by the President of Paradigm and delivered by Paradigm to NewLogic prior to the execution of this Agreement (the "Paradigm Disclosure Schedule"), Paradigm represents and warrants to NewLogic that the representations and warranties set forth below are true and correct as of the date hereof. As used in this Agreement, (a) "Business Condition" with respect to Paradigm shall mean the financial condition, business, prospects, results of operations and assets of Paradigm and all of its subsidiaries taken as a whole as presently conducted or as proposed to be conducted; (b) a disclosure or result will be deemed "material and adverse" only if, individually or when aggregated with other disclosures or results, it gives or could give rise to a substantial diminution in the economic value of Paradigm and (c) "to the knowledge of Paradigm" and like phrases shall, unless otherwise qualified, refer to the knowledge of Paradigm's executive officers and directors upon reasonable inquiry.

         5.1 Organization; Standing and Power. Paradigm is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Paradigm is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on Paradigm's Business Condition.

         5.2  Authority.

         (a) Paradigm has all requisite corporate power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Paradigm of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Paradigm, including approval by its Board of Directors. No vote of Paradigm shareholders is required in connection with the transactions set forth in this Agreement. This Agreement is a legal, valid and binding obligation of Paradigm enforceable against Paradigm in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) Subject to satisfaction of the conditions set forth in this Agreement, to Paradigm's knowledge the execution and delivery of this Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Paradigm or conflict with or result in any conflict with, breach or violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Paradigm pursuant to (i) any provision of its Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Paradigm is a party or by which Paradigm or any of its properties or assets may be bound or affected, except such violations that would not have a material and adverse effect on the Business Condition of Paradigm.

         (c) No consent, approval, order or authorization of, or registration, declaration, qualification, or filing of or with, any Governmental Entity is required by or with respect to Paradigm in connection with the execution and delivery of this Agreement or the consummation by Paradigm of the transactions contemplated hereby, except for (i) the filing of documents with, and the obtaining of orders from, any state securities or "blue sky" authorities and the making of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as are required in connection with the transactions contemplated by this Agreement and (ii) the failure of which to obtain would not have a material and adverse effect on the Business Condition of Paradigm.

         5.3 Paradigm Financial Statements. The financial statements of Paradigm included in the annual, quarterly or other reports filed by Paradigm with the Securities and Exchange Commission (the "SEC") (the "Paradigm Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Paradigm and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

         5.4 Litigation. To the knowledge of Paradigm, there is no action, suit, proceeding, arbitration, investigation or claim pending or threatened against Paradigm which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         5.5 Reports. Paradigm has previously made available to NewLogic complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1995 (the "1995 10-K"), and (b) all other reports and filings made with the SEC since the filing of the 1995 10-K (such reports and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Paradigm Reports"). As of their respective dates, the Paradigm Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6 Compliance with Laws. To Paradigm's knowledge, Paradigm is in compliance and has conducted its business so as to comply with all laws, ordinances, rules and regulations, judgments, decrees or orders of any Governmental Entity, except to the extent that any failure to comply, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Paradigm. To Paradigm's knowledge, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Paradigm or any of its properties or businesses, and, to the knowledge of Paradigm, none are pending or threatened, which individually or in the aggregate would have a material and adverse effect on the Business Condition of Paradigm.

         5.7 Material Contracts. Except to the extent not material to the Business Condition of Paradigm, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment to which Paradigm or any of its subsidiaries is a party or by which, to its knowledge, it is bound (a) is valid and binding on Paradigm in all material respects, (b) to the knowledge of paradigm, is in full force and effect, and (c) has not been breached by Paradigm or to the knowledge of Paradigm, any other party thereto. To the knowledge of Paradigm, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement, except to the extent such action would not have a material and adverse effect on the Business Condition of Paradigm.

         5.8  Taxes.

         (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the consummation of the transactions set forth herein, by or on behalf of Paradigm (collectively, the "Paradigm Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date, except to the extent such failure to file or pay has not had and would not have a material and adverse effect on the Business Condition of Paradigm.

         (b) The consolidated financial statements of Paradigm contained in Paradigm's Annual Report to Stockholders for the year ended December 31, 1995 fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with GAAP.

         5.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Paradigm which has or would have the effect of prohibiting or significantly impairing any material business practice of Paradigm, any material acquisition of property by Paradigm, or the continuation in all material respects of the business of Paradigm as currently conducted or as currently proposed to be conducted.

         5.10 Governmental Authorizations and Licenses. Paradigm is the holder of all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental

Entity required to operate its business (collectively, the "Paradigm Government Licenses") which Paradigm Government Licenses are in full force and effect, and is in material compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such Paradigm Government Licenses except to the extent failure to hold and maintain such Paradigm Government Licenses or to so comply would not have a material and adverse effect on the Business Condition of Paradigm. To the knowledge of Paradigm, there is not now pending, nor is there threatened, any action, suit, investigation or proceeding against Paradigm before any Governmental Entity with respect to the Paradigm Government Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by Paradigm of the terms of any Paradigm Government License or any rule or regulation applicable thereto, except to the extent that any such action would not have a material and adverse effect on the Business Condition of Paradigm.

         5.11 Environmental Matters. Paradigm is, to its knowledge, in substantial compliance with all applicable federal, state or local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or waste, except to the extent noncompliance with such laws has not had and would not reasonably be expected to have a material and adverse effect on the Business Condition of Paradigm.

         5.12 Questionable Payments. Neither Paradigm nor, to its knowledge, any director, officer or other employee, agent or representative of Paradigm has (a) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Paradigm; or (b) made any political contributions which, to the best knowledge of Paradigm, would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Paradigm nor, to its knowledge, any director, officer or other employee, agent or representative of Paradigm or any customer or supplier of any of them has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Paradigm or with respect to any political contribution.

         5.13 Brokers or Finders; Professional Fees. Other than as reflected in that certain letter agreement between Paradigm and Bentley Hall & Company, no agent, broker, investment banker or other firm or person is, or will be, pursuant to any agreement made or entered into by Paradigm, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         5.14 Permit Application. The information supplied by Paradigm for inclusion in the application for issuance of a permit pursuant to section 25121 of the California Corporations Code pursuant to which the Stock Consideration will be qualified shall not at the time the fairness hearing is held pursuant to section 25142 of the California Corporations Code and the time the qualification of such securities is effective under section 25122 of the California Corporations Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.15 Section 368(a) Reorganization. Subject in each case to the assumptions, conditions and representations set forth and relied on in the Tax Opinion delivered pursuant to Section 10.8 below, the transactions contemplated hereby will constitute, with respect to the Stock Consideration, a reorganization within the meaning of section 368(a) of the Code.

                                   ARTICLE VI

                              COVENANTS OF NEWLOGIC

         6.1 Maintenance of Business. During the period from the date hereof to the Closing, NewLogic shall carry on and use all commercially reasonable efforts to preserve in all material respects its business, operations and facilities, the goodwill of the business, operations and facilities and relationships with its employees and all significant customers, suppliers, agents, licensees and others with respect to the business, operations and facilities in substantially the same manner as NewLogic did prior to the date hereof. If NewLogic becomes aware of a deterioration in a relationship with any such employee or significant customer, supplier, licensee or agent with respect to the business, operations and facilities, NewLogic will promptly bring such information to the attention of Paradigm and will use all commercially reasonable efforts to restore such relationship.

         6.2 Conduct of Business. From the date hereof until the Closing, except as expressly permitted hereby, NewLogic shall not without Paradigm's prior written consent:

         (a) incur any indebtedness for money borrowed or guarantee any indebtedness or obligation of any other party except in the ordinary course;

         (b) set aside or pay any dividend or distribution of assets to, or repurchase any of its stock from any of its shareholders;

         (c) issue or grant any securities or securities convertible into common stock or grant or issue any options, warrants or rights to subscribe for its common stock or securities convertible into its common stock;

         (d) enter into, amend or terminate any employment or consulting agreement or any similar agreement or arrangement;

         (e) increase or modify the compensation payable or to become payable to any of its officers, directors, employees or agents, or adopt or amend any employee benefit plan or arrangement;

         (f) acquire or dispose of by sale, lease, license or other means, any properties or assets used in its business except in the ordinary course of business;

         (g) waive or commit to waive any rights of substantial value;

         (h) permit any material change in the manner in which its books and records are maintained;

         (i) create or suffer to be imposed any material lien, mortgage, security interest or other charge on or against its properties or assets;

         (j) enter into, amend or terminate any lease of real or personal property otherwise than in the ordinary course of business;

         (k)  amend its Certificate of Incorporation or Bylaws;

         (l) engage in any activities or transactions outside the ordinary course of its business;

         (m) make any material amendments or changes in any instruments or agreements delivered by it or its representatives to Paradigm or its counsel;

         (n) grant any severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (with any such agreement or arrangement to be disclosed in the NewLogic Schedule); or

         (o) transfer to any person or entity any rights to the NewLogic Intellectual Property Rights.

         6.3 Necessary Consents. Prior to the Closing, at the request and direction of Paradigm, NewLogic will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be reasonably necessary or appropriate to allow the continuation of its businesses in all material respects by Paradigm after the Closing as conducted on the date hereof.

         6.4 Access to Information. NewLogic shall give to Paradigm and its accountants, legal counsel and other representatives full and complete access, during normal business hours throughout the period from the date hereof to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of NewLogic, and will furnish Paradigm, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as Paradigm may reasonably request.

         6.5 Further Assurances. NewLogic will use all commercially reasonable efforts to perform and fulfill all obligations to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Notwithstanding the foregoing, NewLogic will use its best efforts to ensure that all Securityholders will enter into this Agreement promptly following the issuance of the fairness determination described in
Section 5.14 above. NewLogic shall cooperate with Paradigm in such actions and in securing requisite approvals and shall deliver such further documents as Paradigm may reasonably request as necessary to evidence such transactions.

         6.6 Exclusivity; Acquisition Proposals. Until the earliest to occur of May 15, 1996, valid termination of this Agreement, or the Closing:

         (a) NewLogic shall not knowingly, and shall not knowingly cause or permit, directly or indirectly, through any officer, director, agent or representative (including, without limitation, investment bankers, attorneys, accountants and consultants), or otherwise:

                  (i) solicit, initiate or further the submission of proposals or offers from, or enter into any agreement with, any firm, corporation, partnership, association, group (as defined in section 13(d)(3) of the Exchange Act) or other person or entity, individually or collectively (including, without limitation, any managers or employees of NewLogic or any affiliates), other than Paradigm (a "Third Party"), relating to any acquisition or purchase of all or any significant portion of the assets of, or any equity interest in, NewLogic or any merger, consolidation or business combination with NewLogic;

                  (ii) other than in the ordinary course of business, participate in any discussions or negotiations regarding, or furnish to any Third Party any confidential information with respect to NewLogic or Paradigm in connection with any acquisition or purchase of all or any significant portion of the assets of, or any equity interest in, NewLogic or any merger, consolidation or business combination with NewLogic; or

                  (iii) cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to undertake or seek to undertake any acquisition or purchase of all or any significant portion of the assets of, or any equity interest in, NewLogic or any merger, consolidation or business combination with NewLogic.

         (b) In the event that, prior to termination of this Agreement or the Closing, NewLogic receives any offer or indication of interest from any Third Party relating to any acquisition or purchase of all or any portion of the assets of, or any equity interest in, NewLogic or any merger, consolidation or business combination with NewLogic, NewLogic shall promptly notify Paradigm in writing, and shall in any such notice, set forth in reasonable detail the identity of the Third Party, the terms and conditions of any proposal and any other information requested of NewLogic by the Third Party or in connection therewith.

         (c) NewLogic shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted prior to the date of this Agreement with respect to any of the foregoing.

         (d) In the event the Fairness Hearing (defined in Section 7.7 below) has not occurred by May 15, 1996, the exclusive dealing covenants set forth in this Section 6.6 shall automatically be extended for ten (10) day periods until the earlier to occur of the Closing or the valid termination of this Agreement.

         6.7 Breach of Representations, Warranties, Agreements and Covenants. NewLogic shall not knowingly take, or knowingly fail to take, any action which from the date hereof through the Closing would cause or constitute a material breach of any of its representations, warranties, agreements and covenants set forth in this Agreement. Promptly after becoming aware of the actual, pending or threatened occurrence of any event which would cause or constitute such a material breach or inaccuracy, NewLogic shall give notice thereof to Paradigm and shall use all commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         6.8 Legal Conditions to the Sale or Surrender of the Securities. NewLogic shall take, and shall cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on NewLogic with respect to the consummation of the transactions set forth herein and will promptly cooperate with and furnish information to Paradigm in connection with any such requirements imposed upon Paradigm in connection with the consummation of the transactions set forth herein. NewLogic shall take, and shall cause to be taken, all reasonable actions to obtain (and to cooperate with Paradigm in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by NewLogic (or by Paradigm) in connection with the consummation of the transactions set forth herein or the taking of any action contemplated thereby or by this Agreement, to lift or rescind any injunction or restraining order or other order materially and adversely affecting the ability of the parties to consummate the transactions contemplated hereby as NewLogic deems advisable in good faith, and to effect all necessary registrations and filings and submissions of information as NewLogic deems advisable in good faith required by any Governmental Entity, and to fulfill all conditions to this Agreement.

         6.9  Post-Closing Covenants.

         (a) Commencing from and after the Closing, and for a period of two (2) years following the Closing, no Securityholder shall voluntarily resign his or her employment with or Service Provision for Paradigm (or any legal successor-in-interest to Paradigm), or act or fail to act in such a manner as to give rise to such Securityholder's termination for "Cause" (as defined below) by Paradigm (or any such successor-in-interest). The parties agree that a Securityholder's resignation of employment from, or termination of employment for Cause by, Paradigm, on or before the second anniversary of the Closing Date, shall constitute a Breach (as defined in Section 13.2) of this Section 6.9(a). Nothing in this Section 6.9(a) shall in any way prohibit Paradigm from terminating the employment of one or more Securityholders for any reason, with or without Cause. For purposes of this Section 6.9(a), "Cause" shall mean (i) any act of personal dishonesty taken by the Securityholder in connection with his/her responsibilities as an employee of Paradigm and intended to result in his/her substantial personal enrichment, (ii) such Securityholder's conviction of a felony which Paradigm reasonably determines had or will have a material detrimental effect on Paradigm's reputation or business, (iii) a grossly negligent or willful act by such Securityholder which constitutes gross misconduct and which is injurious to Paradigm, or (iv) continued violations by such Securityholder of his/her obligations which are demonstrably willful or grossly negligent on his/her part after there has been delivered to such Securityholder a written demand for performance from Paradigm which describes the basis for Paradigm's belief that he/she has not substantially performed his/her duties. In addition, for purposes of this Section 6.9(a), in the event Paradigm, without Cause and without the affected Securityholder's consent, (A) substantially reduces the amount of such Securityholder's base compensation, other than any such reduction which is part of, and generally consistent with, a general reduction of salaries of employees holding similar positions, (B) materially adversely affects his/her working conditions at Paradigm in a manner that disproportionately adversely affects such Securityholder, as compared to other Paradigm employees generally, or (C) unilaterally and substantially changes his/her title and duties, such Securityholder's resignation of employment will be treated as a termination of employment by Paradigm without Cause; provided, however, that with respect to acts described in subsections (B) and (C) above, such Securityholder's resignation will not be treated as a constructive termination unless Paradigm fails to restore his/her prior working conditions, title or duties in all material respects within thirty (30) days after notice to the President of Paradigm setting forth in reasonable detail the respects in which he/she believes the act constitutes constructive termination.

         (b) The parties acknowledge that the Business Condition of NewLogic would be materially adversely affected by the failure to replace its chip architect, the position held until recently by Nicholas Wade. Prior to the expiration of sixty (60) days from the date hereof, the Securityholders, or any of them, shall identify, recruit and cause to be hired by Paradigm, pursuant to employment terms reasonably acceptable to Paradigm, an individual with credentials, expertise and experience reasonably similar in scope and subject matter to NewLogic's prior chip architect. Paradigm's decision whether to employ any such individual shall be made by Paradigm in its sole discretion. The parties agree that the failure to complete such recruitment and hiring within the time frame specified above shall constitute a Breach (as defined in Section 13.2) of this Section 6.9(b).

         6.10 Public Announcements. NewLogic will consult in advance with Paradigm concerning the timing and content of any announcement, press release or public statement concerning the transactions set forth in this Agreement and will not make any such announcement, release or statement without Paradigm's prior written consent.

                                   ARTICLE VII

                              COVENANTS OF PARADIGM

         7.1 Necessary Consents. Prior to the Closing, Paradigm will obtain such consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

         7.2 Access to Information. Paradigm shall give NewLogic and its accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of Paradigm, and will furnish NewLogic, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as NewLogic may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by NewLogic shall not affect NewLogic's right to rely on the representations, warranties, agreements and covenants made by Paradigm in this Agreement.

         7.3 Further Assurances. Paradigm will use all commercially reasonable efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Paradigm shall cooperate with NewLogic in such actions and in securing requisite approvals and shall deliver such further documents as NewLogic may reasonably request as necessary to evidence such transactions.

         7.4 Public Announcements. Paradigm will consult in advance with NewLogic concerning the timing and content of any announcement, press release or public statement concerning the transactions set forth in this Agreement and will not make any such announcement, release or statement without NewLogic's consent; provided, however, that Paradigm may make any public statement concerning the transactions set forth in this Agreement without NewLogic's consent, if, in the reasonable opinion of counsel for Paradigm, such statement or announcement is required or advisable to comply with applicable law, statute, rule or regulation.

         7.5 Breach of Representations, Warranties, Agreements and Covenants. Paradigm shall not knowingly take, or knowingly fail to take, any action which from the date hereof through the Closing would cause or constitute a material breach of any of its representations, warranties, agreements and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a material breach or inaccuracy, Paradigm shall give notice thereof to NewLogic and shall use its commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         7.6 Legal Conditions to the Sale of the Securities. Paradigm shall take, and shall cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Paradigm with respect to the consummation of the transactions set forth herein and will promptly cooperate with and furnish information to NewLogic in connection with any such requirements imposed upon NewLogic in connection with the consummation of the transactions set forth herein. Paradigm shall take, and shall cause to be taken, all reasonable actions to obtain (and to cooperate with NewLogic in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Paradigm (or by NewLogic) in connection with the consummation of the transactions set forth herein or the taking of any action contemplated thereby or by this Agreement, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as Paradigm deems advisable in good faith, and to effect all necessary registrations and filings and submissions of information as Paradigm deems advisable in good faith required by any Governmental Entity, and to fulfill all conditions to this Agreement.

         7.7 3(a)(10) Fairness Hearing. As promptly as practicable and in no event later than May 15, 1996, Paradigm, with the cooperation of NewLogic and the Securityholders, shall prepare and file a permit application under section 25121 of the California Corporate Securities Law of 1968, as amended (the "Corporations Code") with the California Department of Corporations with respect to the transactions contemplated by this Agreement and Paradigm shall request a fairness hearing pursuant to section 25142 of the Corporations Code ("Fairness Hearing"). Paradigm shall pay all costs and expenses associated with the Fairness Hearing. Paradigm shall provide notice of the Fairness Hearing to the Securityholders in accordance with the requirements of the Corporations Code.

         7.8 Listing of Shares. As soon as practicable following the Closing, Paradigm shall take any action reasonably required to be taken to cause the Stock Consideration to be issued in this transaction to be approved for listing on the Nasdaq National Market.

                                  ARTICLE VIII

                          COVENANTS OF SECURITYHOLDERS

         8.1 Necessary Consents. Prior to the Closing each Securityholder will obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

         8.2 Further Assurances. Each Securityholder will use all commercially reasonable efforts to perform and fulfill all obligations to be performed and fulfilled under this Agreement, and to cause all conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each Selling Securityholder shall execute and deliver to Paradigm on or before the Closing each agreement and certificate applicable to such Securityholder set forth in Sections 9.1, 9.12, 9.13 and below. Each Securityholder shall cooperate with NewLogic and Paradigm in such actions and in securing requisite approvals and shall deliver such further documents as NewLogic and Paradigm may reasonably request in writing as necessary to evidence such transactions.

         8.3 No Transfer. As long as this Agreement is in effect, each Securityholder agrees not to sell, offer for sale, assign, transfer or otherwise encumber any of the Securities to any third party other than Paradigm. Each Securityholder also waives any rights of first offer or refusal or similar rights that it has with respect to the transfer of any NewLogic security by any NewLogic securityholder to Paradigm.

         8.4 Breach of Representations Warranties, Agreements and Covenants. Each Securityholder shall not knowingly take, or knowingly fail to take, any action which from the date hereof through the Closing would cause or constitute a material breach of any of its representations, warranties, agreements and covenants set forth in this Agreement or a material breach of NewLogic's covenants set forth in Section 6.9. Promptly after becoming aware of the actual, pending or threatened occurrence of any event which would cause or constitute such a material breach or inaccuracy, such Securityholder shall give notice thereof to NewLogic and to Paradigm and shall use all commercially reasonable efforts to prevent or promptly remedy such material breach or inaccuracy. The parties agree that a Securityholder's resignation of employment from, or termination of employment for Cause by, Paradigm, on or before the second anniversary of the Closing Date, shall constitute a Breach (as defined in Section 13.2) of this Section 8.4 and Section 6.9.

         8.5 Limited Resales. Unless and until the Stock Consideration is effectively registered under the 1933 Act or a valid exemption from such registration is available (other than that provided under section 3(a)(10) of the 1933 Act), each of the Securityholders agrees, for so long as Rule 144 under the 1933 Act shall apply to such Securityholder, to sell the Stock Consideration in accordance with the terms and conditions of paragraphs (e)(1), (g) and (h) of Rule 144 under the 1933 Act.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARADIGM

         The obligations of Paradigm to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by Paradigm:

         9.1 Certificates for Securities. Paradigm shall have received from the Securityholders all written certificates and other documents evidencing the Securities.

         9.2 Representations and Warranties True. All representations and warranties of NewLogic and of the Securityholders in this Agreement, the NewLogic Disclosure Schedule and the schedules and exhibits hereto, and in any written statement or certificate that shall be delivered to Paradigm under this Agreement, shall be true and correct in all material respects on and as of the Closing Date as if made on the date thereof.

         9.3 Covenants Performed. NewLogic and the Securityholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by NewLogic and the Securityholders, as applicable, on or before the Closing Date.

         9.4 Certificates. Paradigm shall have received a certificate from NewLogic, dated the Closing Date, certifying, in such detail as Paradigm and its counsel may reasonably request, that the conditions specified in this Article have been satisfied.

         9.5 Opinion of Counsel for NewLogic. Paradigm shall have received a final opinion from Brobeck, Phleger & Harrison LLP, counsel for NewLogic, dated the Closing Date and in substantially the form attached hereto as Exhibit 9.5 (the "BP&H Opinion").

         9.6 No Violations; No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or Governmental Entity having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or Governmental Entity which, in any such case, in the sole reasonable judgment of Paradigm, has a reasonable probability of resulting in (a) the obtaining of material damages from Paradigm; or (b) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement.

         9.7 No Material Adverse Effect. During the period from March 31, 1996 to the Closing, there shall not have been any material and adverse effect on the Business Condition of NewLogic.

         9.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, including without limitation the Escrow Agreement and Securityholders' investment representation certificates, shall be in form and substance reasonably satisfactory to Paradigm and its counsel, and Paradigm shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         9.9 Schedules. If necessary or appropriate, NewLogic shall have updated or amended all schedules and other disclosure required by this Agreement and Paradigm shall be satisfied with its due diligence investigation and review of such updates, amendments and/or additional disclosure.

         9.10 Required Consents. All consents, filings, registrations, legend removal permits, approvals and waivers from third parties and governmental authorities necessary for the consummation of the transactions as contemplated hereby shall have been obtained or timely filed, as applicable.

         9.11 Accountants' Opinion. Paradigm shall have received an opinion of its independent accountants, in form reasonably acceptable to Paradigm, confirming certain accounting treatment and Purchase Price allocation matters material to the transactions contemplated under this Agreement.

         9.12 Employment, Noncompetition and Proprietary Information Agreements.

         (a) Each person listed on Schedule 2.1 attached hereto shall have accepted in writing an employment letter agreement from Paradigm in substantially the form attached hereto as Exhibit 9.12(a) (the "Employment Letter Agreement"), with such other changes as the officers of NewLogic and Paradigm deem to be appropriate.

         (b) Each of Messrs. Campbell, Olsen and Roberts shall have entered into a three (3) year Non-Competition Agreement with Paradigm in substantially the form attached hereto as Exhibit (the 9.12(b) "Non-Competition Agreements"), with such other changes as the officers of NewLogic and Paradigm deem to be appropriate.

         (c) Each person listed on Schedule 2.1 shall have executed and delivered to Paradigm a proprietary information and inventions agreement in substantially the form attached hereto as Exhibit 9.12(c) (the "Proprietary Information Agreements"), which shall not exclude any inventions that would have been assigned to NewLogic had such Proprietary Information Agreement been executed and delivered to NewLogic on the date such Securityholder's employment with NewLogic commenced.

         9.13 Tax Forms. Each of the Securityholders shall have provided to Paradigm an executed Form W-8 or Form W-9 properly reporting the transactions set forth in this Agreement.

         9.14 Signature Pages. Each of Messrs. Campbell, Olsen and Roberts and at least six (6) of the seven (7) other persons listed on Schedule 2.1 hereto shall have entered into this Agreement by executing and delivering to Paradigm
(a) a Signature Page to this Agreement in the form attached hereto and (b) each agreement or certificate applicable to such Securityholder or other person as set forth in Section 9.12 above.

         9.15 Other Purchase Agreements. Nichimen and each other securityholder of NewLogic not executing this Agreement shall have executed and delivered to Paradigm a securities purchase agreement (the "Investor Securities Purchase Agreement") in form and substance satisfactory to Paradigm.

         9.16 Securities Laws. Paradigm shall have received any and all permits, authorizations, approvals and orders under federal and state securities laws for the issuance of the Stock Consideration including, without limitation, approval of the California Commissioner of Corporations pursuant to section 25142 of the California Corporate Securities Law without the imposition of any conditions adverse to Paradigm or the Securityholders or which would require Paradigm to amend its Articles of Incorporation, Bylaws or any contract.

                                    ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWLOGIC
                           AND OF THE SECURITYHOLDERS

         The obligations of NewLogic and of the Securityholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by NewLogic and by the Securityholders:

         10.1 Representations and Warranties True. All representations and warranties by Paradigm in this Agreement and the schedules and exhibits hereto, and in any written statement or certificate that shall be delivered to NewLogic or to the Securityholders by Paradigm under this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date.

         10.2 Covenants Performed. Paradigm shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Paradigm on or before the Closing.

         10.3 No Violations; No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole reasonable judgment of NewLogic or the Securityholders, has a reasonable probability of resulting in
(a) the obtaining of material damages from NewLogic or from the Securityholders, or (b) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement.

         10.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, including without limitation the Escrow Agreement, shall be in form and substance reasonably satisfactory to NewLogic, the Securityholders and its or their counsel, and NewLogic and the Securityholders shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         10.5 Required Consents. All consents, filings, registrations, legend removal permits, approvals and waivers from third parties and governmental authorities necessary to the transactions as contemplated hereby shall have been obtained or timely filed, as applicable.

         10.6 Certificate. The Securityholders and NewLogic shall have received a certificate from Paradigm, dated the Closing Date, certifying in such detail as NewLogic, the Securityholders and its or their counsel may reasonably request that the conditions specified in this Article that have to be satisfied by Paradigm have been satisfied.

         10.7 Opinion of Counsel for Paradigm. NewLogic and the Securityholders shall have received an opinion from Pillsbury Madison & Sutro LLP, counsel for Paradigm, dated the Closing Date, in substantially the form attached hereto as
Exhibit 10.7 (the "PM&S Opinion").

         10.8 Tax Opinion. NewLogic and the Securityholders shall have received a written opinion from Pillsbury Madison & Sutro LLP, counsel to Paradigm, dated the Closing Date, to the effect that the transactions contemplated hereby will constitute a reorganization within the meaning of section 368(a) of the Code, which opinion shall be in a form reasonably acceptable to NewLogic and its counsel (the "Tax Opinion"). In rendering the Tax Opinion, such counsel shall be entitled to rely upon reasonable assumptions and conditions and to require and rely upon reasonable representations relating thereto made by NewLogic and the Securityholders.

         10.9 3(a)(10) Fairness Hearing. The Fairness Hearing shall have been held and a permit for the issuance of the Stock Consideration by the Commissioner of Corporations of the State of California shall have been issued.

         10.10 Accountants' Opinion. Paradigm shall have received an opinion of its independent accountants, in form reasonably acceptable to Paradigm, confirming certain accounting treatment and Purchase Price allocation matters material to the transactions contemplated under this Agreement.

                                   ARTICLE XI

                                     CLOSING

         11.1 Time and Place. The purchase, sale and surrender of the Securities hereunder (the "Closing") shall occur at the Menlo Park, California offices of Pillsbury Madison & Sutro LLP at such time and date to which the parties may agree in writing (the "Closing Date" or the "Closing").

         11.2 Deliveries of NewLogic or the Securityholders. At the Closing, NewLogic or the Securityholders will execute and deliver or cause to be executed and delivered to Paradigm:

         (a) Certificates and Instruments. Certificates representing the Securities endorsed over to Paradigm or accompanied by duly executed stock powers or similar instruments of transfer or, in the case of Securities to be surrendered, instruments effecting such surrender;

         (b) Corporate Documents. The Certificate of Incorporation of NewLogic, certified by the Secretary of State of Delaware as of a recent date and the Bylaws of NewLogic, certified by the Secretary of NewLogic, as in effect at the Closing;

         (c) Certificates of Good Standing and Qualification. Certificate of Good Standing, dated as of a recent date, with respect to NewLogic issued by the Secretary of State of Delaware, and Certificate of Qualification as a Foreign Corporation, dated as of a recent date, with respect to NewLogic issued by the Secretary of State of Washington;

         (d) Resolutions. A copy of the resolutions of the Board of Directors of NewLogic, certified by the Secretary of NewLogic as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by NewLogic;

         (e) Books and Records. All of the minute books, stock ledgers and similar corporate records of NewLogic;

         (f) Consents. Evidence that all consents, filings, legend removal permits, registrations, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to issue and exchange the securities for the consideration set forth herein and to consummate the transactions contemplated hereby have been obtained or made, as applicable, by NewLogic;

         (g)  Opinion of Counsel.  The BP&H Opinion;

         (h) NewLogic Certificate. A certificate from NewLogic, dated the Closing Date, containing the information required pursuant to Section 9.4;

         (i) FIRPTA. A Foreign Investment and Real Property Tax Act of 1980 Notification Letter executed by NewLogic; and

         (j) Other Documents. The Escrow Agreement, the Agreement of Merger, the Employment Letter Agreements, the Non-Competition Agreements, the Proprietary Information Agreements and such other documents and instruments as Paradigm or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         (k) Option Exercise Price. Payment in full to NewLogic (or Paradigm on behalf of NewLogic) of the aggregate option exercise price set forth next to each Securityholder optionee identified on Schedule 11.2(k) attached hereto.

         All documents delivered to Paradigm shall be in form and substance satisfactory to Paradigm.

         11.3 Deliveries of Paradigm. At the Closing, Paradigm will execute and deliver or cause to be executed and delivered to NewLogic, the Securityholders and/or the Escrow Agent, as appropriate, simultaneously with delivery of the items referred to in Section 11.2 above:

         (a)  Payment  of  the   Consideration.   The  Cash   Consideration  and
certificates  representing  the Stock  Consideration  set forth in  Article  and
Schedule 1.3(a);

         (b) Resolutions. A copy of the resolutions of the Board of Directors of Paradigm, certified by the Secretary thereof as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by Paradigm;

         (c) Consents. Evidence that all consents, filings, registrations, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to purchase the Securities and to consummate the transactions contemplated hereby have been obtained or made, as applicable, by Paradigm;

         (d) Opinion of Counsel. The PM&S Opinion and the Tax Opinion;

         (e) Paradigm Certificate. A certificate from Paradigm dated the Closing Date, containing the information required pursuant to Section 10.6; and

         (f) 3(a)(10) Permit. The permit issued pursuant to section 25121 of the California Corporations Code qualifying the issuance of the Stock Consideration.

         (g) Other Documents. The Escrow Agreement, the Agreement of Merger, the Employment Letter Agreements, and such other documents and instruments as NewLogic, the Securityholders or its or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to NewLogic and/or to the Securityholders shall be in form and substance satisfactory to NewLogic and/or to the Securityholders, as appropriate.

                                   ARTICLE XII

                   COVENANT OF SETTLEMENT AND GENERAL RELEASE

         12.1 Settlement and General Release of the Paradigm Released Parties.

         (a) From and after the Closing, for the consideration set forth herein and for other due and valid consideration, the receipt and sufficiency of which is hereby acknowledged and received, each of the Securityholders, for and on behalf of themselves and on behalf of their respective affiliates, successors, assigns, agents and representatives waive and finally release and forever discharge Paradigm and NewLogic and each of Paradigm's and NewLogic's respective officers, directors, stockholders, affiliates, agents, subsidiaries, including officers and directors of subsidiaries, representatives, employees, successors and assigns (collectively, the "Paradigm Released Parties") from any and all claims, causes of action, suits, debts, demands, costs, expenses, attorneys' fees, contracts, agreements, payments, compensation, liabilities or obligations, contingent or fixed, liquidated or unliquidated, matured or unmatured, of every name and nature, known or unknown, arising or which may have existed from the beginning of the world against any such person, excluding therefrom only the obligations specifically set forth in subparagraph 12.2(c) hereof (hereinafter collectively referred to as the "NewLogic/Securityholders' Released Claims").

         (b) Without limiting the generality of the foregoing, it is specifically agreed that the NewLogic/Securityholders' Released Claims include all claims arising out of, or related to, the approval of this Agreement by the Securityholders, all of the transactions contemplated herein or in any other document or agreement referred to herein and acceptance of the consideration for the purchase or surrender of the Securities set forth herein. The Securityholders hereby acknowledge and agree that from and after the Closing, they shall cease to have any further right, title or interest in and to any of the Securities purchased or surrendered pursuant to this Agreement and they shall accordingly cease to have any equity interest in NewLogic as a result of the transactions set forth in this Agreement.

         (c) The NewLogic/Securityholders' Released Claims shall not include the following: (i) the Stock Consideration; (ii) the potential payments set forth under Article of this Agreement, if actually earned, and Paradigm's obligations to act in good faith set forth in Section 2.2(d) above; (iii) the obligations of Paradigm under the Employment Letter Agreements to the extent expressly set forth therein; (iv) the right of any Securityholder of NewLogic to indemnification or contribution from NewLogic pursuant to (A) NewLogic's Certificate of Incorporation or Bylaws in effect on the Closing Date,(B) for acts occurring prior to Closing, any written indemnification agreement between NewLogic and the Securityholder in effect at the Closing, or (C) any indemnification statute, at common law or in equity; (v) the rights of the Securityholders to indemnification under the terms of Article of this Agreement and to specifically enforce Paradigm's material obligations under this Agreement; and (vi) the rights of the Securityholders against Pillsbury Madison & Sutro LLP with respect to the Tax Opinion.

         (d) Each of the Securityholders for and on behalf of themselves and on behalf of their respective affiliates, successors, assigns, agents and representatives covenants not to sue or otherwise institute or cause to be instituted or in any way participate in any legal, administrative or other proceeding or action against any of the Paradigm Released Parties with respect to any matter of any kind arising out of the NewLogic/Securityholders' Released Claims except as required by court order or statute.

         (e) The Securityholders acknowledge that this waiver and release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, arising from the NewLogic/Securityholders' Released Claims, and any and all rights granted to such Securityholders under section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived. Said section 1542 of the Civil Code of the State of California reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         (f) This Section 12.1 shall constitute a complete defense to any claim released herein and shall survive indefinitely, without restriction, qualification or limitation, notwithstanding anything in this Agreement to the contrary.

         12.2 Settlement and General Release of the Securityholders Released Parties.

         (a) From and after the Closing, for the consideration set forth herein and for other due and valid consideration, the receipt and sufficiency of which is hereby acknowledged and received, Paradigm and NewLogic, each severally for and on behalf of itself and on behalf of its respective affiliates, subsidiaries, successors, assigns, officers, directors, shareholders, agents and representatives waives and finally releases and forever discharges each of the Securityholders and their successors and permitted assigns (collectively, the "Securityholders Released Parties") from any and all claims, causes of action, suits, debts, demands, costs, expenses, attorneys' fees, contracts, agreements, payments, compensation, liabilities or obligations, contingent or fixed, liquidated or unliquidated, matured or unmatured, of every name and nature, known or unknown, arising or which may have existed from the beginning of the world against any such person, excluding therefrom only the obligations specifically set forth in subparagraph 12.2(c) hereof (hereinafter collectively referred to as the "Paradigm/NewLogic Released Claims").

         (b)  Without   limiting  the  generality  of  the   foregoing,   it  is
specifically agreed that the Paradigm/NewLogic Released Claims include all claims arising out of, or related to, this Agreement, all of the transactions contemplated herein or in any other document or agreement referred to herein, and any Securityholder's prior employment with, service to, or service as an officer or director of NewLogic (except as excluded in subparagraph 12.2(c) below).

         (c) The Paradigm/NewLogic Released Claims shall not include (i) the rights of Paradigm to indemnification under the terms of Article of this
Agreement  and to  specifically  enforce  NewLogic's  and each  Securityholder's material obligations under this Agreement; (ii) each Securityholders' obligations under his or her confidentiality and assignment of inventions and similar agreements and any indemnification agreements entered into with or inuring to the benefit of NewLogic or Paradigm; (iii) the obligations of each Securityholder under his or her Employment Agreement or Offer Letter and Noncompete Agreement to the extent expressly set forth in, and in accordance with, such agreements and (iv) the rights of Paradigm against Brobeck, Phleger & Harrison LLP with respect to the BP&H Opinion.

         (d) Paradigm and NewLogic each severally for and on behalf of itself and on behalf of its respective officers, directors, shareholders and each of their respective affiliates, agents, representatives, successors and assigns covenants not to sue or otherwise institute or cause to be instituted or in any way participate in any legal, administrative or other proceeding or action against any of the Securityholder Released Parties with respect to any matter of any kind arising out of the Paradigm/NewLogic Released Claims.

         (e) Paradigm and NewLogic acknowledge that this waiver and release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, arising from the Paradigm/NewLogic Released Claims, and any and all rights granted to Paradigm and NewLogic under section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived. Said section 1542 of the Civil Code of the State of California reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         (f) This Section 12.2 shall constitute a complete defense to any claim released herein and shall survive indefinitely, without restriction, qualification or limitation, notwithstanding anything in this Agreement to the contrary.

                                  ARTICLE XIII

                                 INDEMNIFICATION

         13.1 Survival of Representations, Warranties, Covenants and Agreements.

         (a) All representations, warranties, covenants and agreements of Paradigm, NewLogic and the Securityholders in this Agreement shall survive the execution, delivery, and performance of this Agreement in accordance with this paragraph. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date. The representations, warranties, covenants and agreements of NewLogic, the Securityholders and Paradigm set forth in this Agreement (other than Article XII, Section 5.15 and each Securityholders' continuing obligation under his or her confidentiality, employment, non-competition, and assignment of inventions-agreements entered into with NewLogic and/or Paradigm, which shall survive indefinitely) shall terminate on the second anniversary of the Closing Date.

         (b) As used in this Article, any reference to a representation, warranty, agreement or covenant contained in any Article of this Agreement shall include the exhibit and the portion of the NewLogic or Paradigm Schedule relating to such Article.

         13.2  Indemnification.

         (a) Subject to the terms and limitations of this Article XIII, each of the Securityholders hereby agrees, severally and not jointly, to indemnify, defend and hold harmless each of the Paradigm Released Parties (other than any Paradigm Released Party which is a Securityholder) from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation or otherwise (collectively, "Damages") asserted against, resulting from, imposed upon or incurred or suffered by any Paradigm Released Party (other than any Paradigm Released Party which is a Securityholder), directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of or noncompliance with (hereafter, a "Breach") any of the representations, warranties, covenants or agreements made by NewLogic or by such Securityholder in this Agreement or any facts or circumstances constituting such a Breach (all of which shall be referred to as the "13.2(a) Identifiable Claims"). The Securityholders' indemnification obligations hereunder with respect to the representations, warranties, covenants and agreements made by NewLogic shall survive the Closing in accordance with the terms of this Section 13.2 notwithstanding the Merger of NewLogic with and into Paradigm.

         (b) Subject to the terms and limitations of this Article XIII, Paradigm hereby agrees to indemnify, defend and hold harmless each of the Securityholder Released Parties from and against any and all Damages asserted against, resulting from, imposed upon or incurred or suffered by any Securityholder
Released Party, directly or indirectly, as a result of or arising from any Breach of any of the representations, warranties, covenants or agreements made by Paradigm in this Agreement or any facts or circumstances constituting such a Breach (all of which shall be referred to as "13.2(b) Identifiable Claims" and together with 13.2(a) Identifiable Claims, collectively, the "Identifiable Claims").

         (c) With respect to the payment of Damages by the Securityholders under this Agreement, the sole remedy of the Paradigm Released Parties, other than with respect to fraud or willful misrepresentation (for which the sole remedy is set forth in Section 13.2(e)), shall be the right to offset as payment for such Damages a portion of the Escrowed Shares then held in the Escrow Account, in each case in accordance with the terms and provisions of, and subject to the limitations provided in, the Escrow Agreement. For purposes of any such Offsets, the dollar value of the Escrowed Shares shall be $8.65 per share (subject in each case to adjustment relating to stock splits, consolida-
tions or recapitalizations). Any allocation of Damages (or Offsets relating to such Damages) among the Securityholders, and the allocation among the Securityholders of the Escrowed Shares, net of any such Offsets, following their release from escrow, shall be the responsibility of the Securityholders Trustee and the Securityholders. Indemnifiable Claims that may result in Damages and Offsets shall be determined by the parties in accordance with Sections 13.3 and
13.4 below; provided, however, that the parties hereby agree and stipulate that any Breach of the covenants contained in Section 6.9 shall result solely in a payment to the Paradigm Indemnified Parties equal to the designated number of Escrowed Shares set forth on Schedule I attached to the Escrow Agreement; and provided, further, that no Damages shall be paid to the Paradigm Released Parties in connection with the Breach of any representations, warranties, covenants and agreements (excluding those set forth in Section 6.9) contained herein unless, until and except to the extent the aggregate amount of Indemnifiable Claims resulting in Damages exceeds $75,000.

         (d) Paradigm's maximum liability to each such Securityholder for Damages caused by a breach of its representations, warranties, covenants and agreements set forth herein (absent fraud or willful misrepresentation, for which the limitation on Damages is set forth in Section 13.2(e) below) shall be limited to the maximum amount of Damages for which such Securityholder could be liable to Paradigm (in the event such Securityholder were to owe Damages to Paradigm) at the time such Damages are payable by Paradigm.

         (e) The sole remedies that may be available to a party in the event of fraud or willful misrepresentation relating to any of the representations, warranties, agreements or covenants made by any other party(ies) in this Agreement shall be as set forth in this Section 13.2(e). With respect to any fraud or willful misrepresentation claim brought by any party seeking indemnification against any other party, the party seeking indemnification will bear the burden of proof of demonstrating that the other party had actual knowledge of the alleged falsehood and intentionally misled such party with respect to same. Knowledge of a fact or omission on which a fraud or willful misrepresentation claim is based may not be imputed or attributed to a party seeking indemnification on the basis of his or her position as an officer or director of Paradigm or NewLogic, as applicable, on access to information arising from such position (unless it can be demonstrated that in fact such access was used by such party seeking indemnification to obtain such information) or on any lack of investigation by such party seeking indemnification. Each Securityholder's maximum obligation for any Damages relating to any fraud or willful misrepresentation claim arising under this paragraph shall be limited to the aggregate Stock Consideration and other proceeds received or to be received by such Securityholder pursuant to Article of this Agreement, but including only any consideration actually earned pursuant to

Article at the time of the calculation of Damages. Paradigm's maximum liability for any Damages relating to any fraud or willful misrepresentation claim arising under this paragraph shall be limited to the total consideration paid, or to be paid, pursuant to Article of this Agreement, but including only any consideration actually paid pursuant to Article at the time of the calculation of Damages.

         (f) Notwithstanding the expiration date of the representations, warranties, covenants and agreements set forth herein, if a party shall notify the other with respect to the submission of a claim during the time period of survivability of the representations, warranties, covenants and agreements, such party's liability for Damages shall continue in full force and effect until settled to the other party's satisfaction with respect to those claims timely made.

         13.3 Procedure for Indemnification with Respect to Third-Party Claims.

         (a) If any Paradigm or Securityholder Released Party determines to seek indemnification under this Article with respect to Identifiable Claims (the party seeking such indemnification hereinafter referred to as the "Indemnified Party" and the party against whom such indemnification is sought is hereinafter referred to as the "Indemnifying Party") resulting from the assertion of liability by third parties, the Indemnified Party shall give written notice to the Indemnifying Party within thirty (30) days of the Indemnified Party becoming aware of any such Identifiable Claim or of facts upon which any such Identifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party; provided, however, that such written notice shall be effective only if delivered to the Indemnifying Party before the termination, pursuant to Sections 13.1 and 13.2 hereof, of the representations, warranties, covenants and agreements upon which such Identifiable Claim(s) are based. All Indemnifiable Claims made by Paradigm shall also be communicated to the Escrow Agent as provided in the Escrow Agreement. In case any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnified Party within twenty (20) days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel satisfactory to the Indemnified Party. Notwithstanding the foregoing, (i) the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall reasonably determine that there is a conflict of interest between the
Indemnified Party and the Indemnifying Party with respect to such Identifiable Claim, in which case the fees and expenses of such counsel will be borne by the Indemnifying Party, (ii) the

Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and
(iii) the rights of the Indemnified Party to be indemnified hereunder in respect of Identifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an Identifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

         (b) In the event that the Indemnifying Party, within twenty (20) days after receipt of the aforesaid notice of an Identifiable Claim, fails to assume the defense of the Indemnified Party against such Identifiable Claim, the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account and risk of the Indemnifying Party.

         (c) Notwithstanding anything in this Section to the contrary, if there is a reasonable probability that an Identifiable Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate, at its own cost and expense, in such defense, compromise, or settlement and the Indemnifying Party shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Identifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Identifiable Claim.

         13.4 Procedure For Indemnification with Respect to Non-Third Party Claims. In the event that the Indemnified Party asserts the existence of a claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this
Section 13.4, specify with particularity the nature and amount of the claim asserted, accompanied by any written materials supporting such claim, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence); provided, however, that such written notice shall be effective only if delivered to the Indemnifying Party before the termination, pursuant to Sections 13.1 and 13.2 hereof, of the representations, warranties, covenants and agreements upon which such Identifiable Claim(s) are based. If the Indemnifying Party, within thirty (30) days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim. If the parties to this Agreement, acting in good faith, cannot reach agreement with respect to such claim within fifteen (15) days after such notice, then the parties may pursue other legal or equitable remedies in accordance with Section hereof.

                                   ARTICLE XIV

                                   TERMINATION

         14.1  Termination.

         (a) This Agreement may be terminated at any time prior to the Closing:

         (i) by mutual agreement of the Boards of Directors of Paradigm and NewLogic;

                  (ii) by Paradigm, if there has been a breach by NewLogic or by any of the Securityholders of any representation, warranty, covenant or agreement set forth in this Agreement resulting in a material and adverse change in the Business Condition of NewLogic and which NewLogic fails to cure within five (5) business days after notice thereof is given by Paradigm (except that no cure period shall be provided for a breach by NewLogic or the Securityholders which by its nature cannot be cured);

                  (iii) by NewLogic, if there has been a breach by Paradigm of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Paradigm resulting in a material and adverse change in the Business Condition of Paradigm and which Paradigm fails to cure within five (5) business days after notice thereof is given by NewLogic (except that no cure period shall be provided for a breach by Paradigm which by its nature cannot be cured);

                  (iv)  by  Paradigm,  if the  Closing  condition  contained  in
         Section 9.14 has not been met within three (3) business days following the issuance by the California Department of Corporations of a fairness determination and permit under section 25121 of the California Corporations Code with respect to the Stock Consideration;

                  (v) by Paradigm or NewLogic, if the Closing shall not have been consummated on or before June 30, 1996;

                  (vi) by Paradigm or NewLogic, if any permanent injunction or other order of a court or other competent authority preventing the Closing shall have become final and nonappealable or, in either party's reasonable good faith judgment, shall render unlikely within a reasonable period of time the consummation of the transactions set forth herein on the terms contemplated hereby; or

                  (vii) by  Paradigm or  NewLogic,  if any  Governmental  Entity
         shall have issued a temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions set forth herein or any litigation shall be pending, the ultimate resolution of which is likely to (A) result in the issuance of such an order or injunction, or the imposition against NewLogic or Paradigm of substantial damages if the transactions set forth herein are consummated, (B) prohibit Paradigm's or NewLogic's ownership or operation of all or a material portion of the business rights of NewLogic or Paradigm and its subsidiaries taken as a whole, or to compel Paradigm or NewLogic to dispose of or hold separate all or a material portion of the business or assets of NewLogic or Paradigm and its subsidiaries taken as a whole, as a result of the consummation of the transactions set forth herein, (C) materially limit or restrict Paradigm's proposed conduct or operation of the business of NewLogic, or (D) render Paradigm or NewLogic unable to consummate the transactions set forth herein. In the event any such order or injunction shall have been issued, each party agrees to use its best efforts to have any such order or injunction lifted.

                  (viii) By Paradigm, if Paradigm determines in its reasonably judgment that it will be unable to obtain the accountants opinion described in Section 9.11 and 10.10 above.

         (b) Where action is taken to terminate this Agreement  pursuant to this
Section 5.2, it shall be sufficient authorization for such action to be authorized by the Board of Directors of the party taking such action.

         (c) In the event of  termination  of this Agreement as provided in this
Section 5.2, this Agreement shall forthwith become null and void.

         (d) In the event of termination of this Agreement pursuant to any of the events or conditions set forth in Section 14.1(a), no party shall be liable for any costs, charges, expenses or fees of any other party. In addition, in no event will any party to this Agreement be liable for special, consequential or indirect damages relating to or arising out of this Agreement, except for such damages arising out of actual fraud or intentional misrepresentation.

         14.2 Breakup Fee. If Paradigm  terminates  this  Agreement  pursuant to
Section 14.1(a)(iv) and, in the circumstances of such termination, all of the Closing conditions contained in Article would have otherwise been met, NewLogic shall pay to Paradigm within fifteen (15) business days after such termination in cash the sum of $250,000, plus Paradigm's documented reasonable out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated thereby (as evidenced by written notice accompanied by such documentation and delivered to NewLogic by Paradigm within ten (10) business days of such termination).

         14.3 Bridge Loan. If Paradigm  terminates  this  Agreement  pursuant to
Section 14.1(a)(viii) and, in the circumstances of such termination, all of the other Closing conditions contained in Article would have otherwise been met, Paradigm shall agree to provide NewLogic with bridge loan financing, for a term of up to four (4) months, of up to $400,000 in original principal amount, with interest at the rate of prime plus one percent (1%) per annum, and pursuant to such other commercially reasonable terms and conditions as shall be mutually agreed upon in good faith between Paradigm and NewLogic.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         15.1 Notice. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section 15.1. Any party delivering notice to Paradigm shall also deliver a copy to: Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California 94025, Attn: Jorge A. del Calvo, Esq. Any party delivering notice to NewLogic or the Securityholders shall also deliver a copy to: Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, Attn: Warren T. Lazarow, Esq. All notices and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (d) below; (c) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (d) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

         15.2 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

         15.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon NewLogic and the Securityholders and their respective successors and permitted assigns and upon Paradigm and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party; provided, however, that Paradigm may, without such written consent, assign its rights in connection with a merger of Paradigm with or into another entity, a sale of all or substantially all of Paradigm's assets or a reorganization involving Paradigm or a merger or sale of assets of NewLogic to Paradigm or to one of Paradigm's affiliates.

         15.4 Expenses of Transaction. NewLogic and the Securityholders shall pay in full all fees and expenses incurred by NewLogic and the Securityholders, respectively, in connection with this Agreement and the transactions contemplated hereby; provided, however, that all legal fees and expenses incurred by NewLogic in excess of twenty five thousand dollars ($25,000) shall be paid by the Securityholders. Paradigm shall pay all fees and expenses incurred by Paradigm in connection with this Agreement and the transactions contemplated hereby. NewLogic and the Securityholders shall pay all applicable sales, use, excise, transfer, documentary and any other similar taxes arising out of the purchase and sale of the Securities.

         15.5 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto; and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         15.6 Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

         15.7 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         15.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         15.9 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into and to be performed solely within California solely between residents of California.

         15.10 Other Remedies. Any and all rights and remedies herein expressly conferred upon a party pursuant to this Agreement or in any agreement referred to herein will be deemed cumulative with and not exclusive of any other right or remedy conferred hereby or thereby; and the exercise of any one right or remedy will not preclude the exercise of any other right or remedy under any such Agreement.

         15.11 Mutual Drafting. This Agreement is the joint product of Paradigm, NewLogic and the Securityholders, and shall not be construed for or against any party hereto.

         15.12 Tax Matters. Each of the parties to this Agreement acknowledges and agrees that any amounts payable under

         Article II of this Agreement shall be subject to all applicable withholding requirements.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the day and year first above written.

                                       PARADIGM TECHNOLOGY, INC.



                                       By_______________________________________

                                       Title____________________________________

                                       Address         71 Vista Montana
                                                       San Jose, CA 95134


                                       NEWLOGIC CORP.



                                       By_______________________________________

                                       Title____________________________________

                                       Address         11805 N.E. 99th Street
                                                       Suite 1320
                                                       Vancouver, WA 98682

                                 SIGNATURE PAGE

                                       TO

                   SECURITIES PURCHASE AGREEMENT BY AND AMONG

                           PARADIGM TECHNOLOGY, INC.,

                                 NEWLOGIC CORP.

                    AND THE SECURITYHOLDERS OF NEWLOGIC CORP.


         The undersigned hereby executes and delivers the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of said Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of said Agreement.



                                     -------------------------------------------
                                              Name of Securityholder



                                     -------------------------------------------
                                                    Signature

                                     Address
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------



                                                   SCHEDULE A
                                                   ----------

                                            NEWLOGIC SECURITYHOLDERS
                                            ------------------------

                                                            Common           Common
                                                           Issuable         Issuable
                                                             Upon             Upon
                                                           Exercise         Exercise
                                                              of               of
                                  Outstanding               Vested          Unvested           Series B-1
                                     Common                Options           Options            Preferred           Total
                                  -----------              -------          --------           ----------         ---------

Hans Olsen                         1,070,000               259,380                  0                  0          1,329,380

Bruce Campbell                       474,880                     0                  0            950,000          1,424,880

Simone Campbell                            0                     0                  0             50,000             50,000

James Campbell,                      504,500                     0                  0                  0            504,500
T'ee

Greg Roberts                         282,000                28,000             30,000                  0            340,000

Dennis Halicki                         8,000                15,000             45,000                  0             68,000

Jamie LeVasseur                        8,000                30,000             30,000                  0             68,000

Richard Shields                        8,000                30,000             30,000                  0             68,000

Gene Sorg                                  0                     0             36,000                  0             36,000

Phil Andrews                               0                     0             48,000                  0             48,000

Dinesh Rao                                 0                     0            132,000                  0            132,000
                                                                                                                   ---------
                                                                                                                   4,068,760



         In the event any securityholder of NewLogic set forth above fails to enter into this Agreement and complete its obligations provided in Section 8.2 of the Agreement, (i) such securityholder's unvested options and other rights to purchase Common Stock of NewLogic shall not accelerate, (ii) all such rights of such securityholder to acquire such shares shall terminate at the Closing, (iii) the Securities to be sold to Paradigm hereunder shall be decreased by the number of shares set forth next to such securityholder's name in the column captioned "Common Issuable Upon Exercise of Unvested Options," and (iv) the Stock Consideration (and Cash Consideration, if any) payable by Paradigm for such Securities shall be commensurately reduced.




                                 SCHEDULE 1.3(a)
                                 ---------------

                           PAYMENTS TO SECURITYHOLDERS
                           ---------------------------

                                                                                   Paradigm
                                                                                Shares Issued          Paradigm
                                                           NewLogic                  and             Shares Issued
                                        Certificate         Shares               Transferred          and Held in          Cash at
                Name                      Numbers         Represented             at Close              Escrow              Close
------------------------------------    -----------      ------------            -----------          -----------       ------------
Bruce and Simone Campbell B1-2, B1-3                     1,000,000    B-1            76,411            14,498           $      0.79
Bruce Campbell                              21             128,000                    9,624                 0           $      0.52
                                            27             346,880                        0            26,080           $      1.76

James S. Campbell TTEE                      17             192,000                   14,436                 0           $      5.97
                                            23             312,500                    4,530            18,966           $      2.08

Hans Olsen                                  22             320,000                   16,822                 0           $ 62,601.35
                                            28             750,000                   25,916            30,474           $      8.45
                                           TBD             259,380                        0            19,502           $      2.21

Gregory Roberts                             20               4,000                      300                 0           $      6.50
                                            28             278,000                   12,481             8,421           $      2.21
                                           TBD              58,000                        0             4,360           $      7.80

Nicholas Wade                               29              16,000                        0                 0           $ 10,406.02
                                           TBD             113,400                        0                 0           $ 73,752.63

Dennis Halicki                              30               8,000                      601                 0           $      4.36
                                           TBD              60,000                    1,955             2,556           $      2.41

Jamie LeVasseur                             19               4,000                      300                 0           $      8.45
                                            25               4,000                      300                 0           $      8.45
                                           TBD              60,000                    1,955             2,556           $      2.41

Richard Shields                             20               4,000                      300                 0           $      8.45
                                            24               4,000                      300                 0           $      8.45
                                           TBD              60,000                    1,955             2,556           $      2.41

Gene Sorg                                  TBD              36,000                    1,353             1,353           $      6.63

Phil Andrews                               TBD              48,000                    1,805             1,804           $      0.20

Dinesh Rao                                 TBD             132,000                    4,962             4,962           $      7.02

Peter MacCormick                           TBD              24,000                        0                 0           $ 15,609.02

James Demaris                                                2,000                        0                 0           $  1,300.75

Rebecca Williams                                             2,000                        0                 0           $  1,300.75
                                                         ---------                  -------           -------           ------------
                               TOTAL                     4,226,160                  176,306           138,088           $165,068.05


                                  SCHEDULE 1.4
                                  ------------

                         OTHER NEWLOGIC SECURITYHOLDERS
                         ------------------------------



          Name                Shares Held
          ----                -----------
Nichimen Corporation      825,000 Series B-1

James Demaris               2,000 Common

Rebecca Williams            2,000 Common

Peter MacCormick           24,000 Common

Nicholas Wade             129,400 Common

                                  SCHEDULE 2.1
                                  ------------

                        POST CLOSING CONSIDERATION TABLE
                        --------------------------------


     Name                         Initial Percentage Interest
     ----                         ---------------------------

Hans Olsen                               18.5%

Bruce Campbell                           18.5%

Gregory Roberts                            12%

Dennis Halicki                             12%

Jamie LeVasseur                             8%

Rick Shields                                8%

Gene Sorg                                   4%

Phil Andrews                                4%

Dinesh Rao                                  4%

Dale Koch                                   4%

Reserved                                    7%
                                          ----
         TOTAL                            100%

                                  SCHEDULE 2.2
                                  ------------

                              THE NEWLOGIC PRODUCTS
                              ---------------------


ISC-5 Integrated Pentium "North Bridge" System Controller with Integrated L2 Cache (NewLogic 5610) and derivatives thereof

ISC-6             Integrated Pentium Pro "North Bridge"

ICR-5             High Integration Cache Solution for Pentium PC's

ICR-6             High Integration Cache Solution for Pentium Pro PC's

Other             Any  other   product   substantially   developed  by  NewLogic
                  Securityholders other than Paradigm's normal SRAM products and proposed SRAM products

                                                SCHEDULE 11.2(k)
                                                ----------------

                                              OPTION EXERCISE PRICE
                                              ---------------------



                      Per Share                                        Aggregate
                      Exercise                 Total                   Exercise
       Name            Price                   Shares                   Price
       ----          --------                 ----------              ----------
Hans Olsen           $0.088 x                 259,380  =              $22,825.44

Gregory Roberts       0.08  x                  58,000  =                4,640.00

Nicholas Wade         0.08  x                 113,400  =                9,072.00

Dennis Halicki        0.08  x                  60,000  =                4,800.00

Jamie LeVasseur       0.08  x                  60,000  =                4,800.00

Richard Shields       0.08  x                  60,000  =                4,800.00

Gene Sorg             0.08  x                  36,000  =                2,880.00

Phil Andrews          0.08  x                  48,000  =                3,840.00

Dinesh Rao            0.08  x                 132,000  =               10,560.00

Peter MacCormick      0.08  x                  24,000  =                1,920.00
                                                                      ----------

         TOTAL                                                        $70,137.44